Exhibit 2.1

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

Concord Acquisition Corp III,

Gibraltar Merger Sub Inc.,

and

GCT Semiconductor, Inc.

Dated as of November 2, 2023

Table of Contents

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BUSINESS COMBINATION AGREEMENT, dated as of November 2, 2023 (this “Agreement”), by and among Concord Acquisition Corp III, a Delaware corporation (“SPAC”), Gibraltar Merger Sub Inc., a Delaware corporation (“Merger Sub”), and GCT Semiconductor, Inc., a Delaware corporation (the “Company”).

WHEREAS, SPAC is a blank check company and was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a wholly owned direct subsidiary of SPAC;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), SPAC and the Company shall enter into a business combination, pursuant to which Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of SPAC;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Transactions, including the Merger, and (b) recommended the approval and adoption of this Agreement and the Transactions, including the Merger, by the stockholders of the Company;

WHEREAS, the Board of Directors of SPAC (the “SPAC Board”) has unanimously (a) approved and adopted this Agreement and declared its advisability and approved the payment of the Aggregate Transaction Consideration to the stockholders of the Company pursuant to this Agreement and the other Transactions, and (b) recommended the approval and adoption of this Agreement and the Transactions by the stockholders of SPAC;

WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has unanimously (a) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, Merger Sub and its sole stockholder and has approved and adopted this Agreement and declared its advisability and approved the Transactions, including the Merger, and (b) recommended the approval and adoption of this Agreement and the Transactions, including the Merger, by the sole stockholder of Merger Sub;

WHEREAS, SPAC, the Company and the Key Company Stockholders, concurrently with the execution and delivery of this Agreement, are entering into the Stockholder Support Agreement, dated as of the date hereof (the “Stockholder Support Agreement”), providing that, among other things, the Key Company Stockholders shall (a) vote all of their shares of Company Common Stock in favor of the adoption and approval of this Agreement and the Transactions, including the Merger and (b) subject their shares of Company Common Stock to certain restrictions; in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, the Company, the Sponsor and CA2, concurrently with the execution and delivery of this Agreement, are entering into the Sponsor Support Agreement, dated as of the date hereof (the “Sponsor Support Agreement”), providing that, among other things, each of Sponsor and CA2 shall (a) vote all of its shares of SPAC Common Stock in favor of the Transactions, including the Merger, (b) not redeem its shares of SPAC Common Stock, (c) waive its anti-dilution protection with respect to its shares of SPAC Class B Common Stock and (d) forfeit or subject to an earnout certain shares of SPAC Class B Common Stock and certain SPAC Private Placement Warrants; in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Closing, SPAC, certain stockholders of SPAC and certain stockholders of the Company shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A;

WHEREAS, in connection with the Closing, SPAC and certain stockholders of the Company (including its directors, officers, affiliates and holders of more than 5% of the outstanding shares of Company Common Stock as of the Closing) shall enter into a Lock-Up Agreement (the “Lock-Up Agreement”), substantially in the form attached hereto as Exhibit B;

WHEREAS, concurrently with the execution and delivery of this Agreement, (a) each of SPAC and the Company has entered into subscription agreements (each, a “PIPE Subscription Agreement”) with certain investors (collectively, the “PIPE Investors”) pursuant to which such investors, upon the terms and subject to the conditions set forth therein, will purchase shares of New SPAC Common Stock at a purchase price of $6.67 per share, in a private placement or placements to be consummated immediately prior to the consummation of the Transactions (collectively, together with any similar financing entered into after the date hereof in accordance with this Agreement, the “PIPE Financing”), and (b) the Company has entered into agreements to issue promissory notes (collectively, together with any similar financing entered into after the date hereof in accordance with this Agreement, the “Company CVT Convertible Notes”) to certain investors (the “CVT Investors”, and together with the PIPE Investors, the “Financing Investors”), which Company CVT Convertible Notes shall automatically convert, concurrently upon the consummation of the Transactions, into shares of New SPAC Common Stock at a value of $6.67 per share (the “CVT Financing”, and together with the PIPE Financing, the “Concurrent Financings”);

WHEREAS, within ten (10) Business Days after the execution of this Agreement, certain stockholders of the Company (including the Key Company Stockholders) satisfying the Company Stockholder Requisite Approval will deliver to SPAC an executed irrevocable written consent pursuant to Section 251 of the DGCL in form and substance reasonably acceptable to SPAC (the “Company Stockholder Written Consent”) in favor of the approval and adoption of this Agreement and the Transactions, including the Merger; and

WHEREAS, for United States federal income Tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, that the Company, Merger Sub and SPAC are parties to such reorganization within the meaning of Section 368(b) of the Code and that this Agreement is, and is hereby adopted as, a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g) (collectively, the “Merger Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I.
DEFINITIONS

Section 1.01      Certain Definitions. For purposes of this Agreement:

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Transaction Consideration” means a number of shares of New SPAC Common Stock equal to the quotient of (i) the Company Value divided by (ii) $10.00.

“AICPA” means the American Institute of Certified Public Accountants.

“Ancillary Agreements” means the Stockholder Support Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, the Lock-Up Agreement, the PIPE Subscription Agreements, and all other agreements, certificates and instruments executed and delivered by SPAC, Merger Sub and/or the Company in connection with the Transactions and expressly contemplated by this Agreement.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the provisions of any other applicable domestic or foreign anti-corruption laws.

“Antitrust Laws” means any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the HSR Act.

“Business Data” means all business information and data, excluding Personal Information that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems, Products or otherwise in the course of the conduct of the business of the Company or any Company Subsidiaries.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the SEC or banks are not required to be closed in New York, New York, San Francisco, California or Seoul, South Korea.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned or used in the conduct of the business of the Company or any Company Subsidiaries.

“CA2” means CA2 Co-Investment LLC, a Delaware limited liability company.

“Change of Control” means (a) a sale, lease, license or other disposition, in a single transaction or a series of related transactions, of fifty percent (50%) or more of the assets of SPAC and its subsidiaries, taken as a whole; (b) a merger, consolidation or other business combination of SPAC resulting in any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect at any particular point in time) acquiring at least fifty percent (50%) of the combined voting power of the then outstanding securities of SPAC or the surviving person outstanding immediately after such combination (for the avoidance of doubt, excluding any Company Earnout Shares that may be issued in connection with such transaction(s) pursuant to Section 3.06); or (c) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect at any particular point in time) (i) obtaining beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect at any particular point in time) of the voting stock of SPAC representing more than fifty percent (50%) of the voting power of the capital stock of SPAC entitled to vote for the election of directors of SPAC or (ii) otherwise acquiring, directly or indirectly, the power to direct or cause the direction of the management or policies of SPAC, whether through the ability to exercise voting power, by contract or otherwise.

“Class B Conversion Ratio” means the ratio at which the shares of SPAC Class B Common Stock are automatically convertible into shares of SPAC Class A Common Stock pursuant to Section 4.3(b) of the SPAC Certificate of Incorporation.

“Company Acquisition Proposal” means any proposal or offer from any person or “group” (as defined in the Exchange Act) (other than SPAC, Merger Sub or their respective affiliates) relating to, in a single transaction or a series of related transactions, (a) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the assets of the Company and the Company Subsidiaries, taken as a whole (based on the fair market value thereof, as determined by the Company Board in good faith), or (b) acquisition of beneficial ownership of 20% or more of the total voting power of the equity securities of the Company, whether by way of merger, asset purchase, equity purchase or otherwise.

“Company Aggregate In-The-Money Warrant Exercise Price” means the aggregate exercise price that would be paid to the Company in respect of all Company In-The-Money Warrants if they were exercised in full immediately prior to the Effective Time (without giving effect to any “net” exercise or similar concept).

“Company Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company, dated April 27, 2022, as such may have been amended, supplemented or modified from time to time.

“Company Closing Cash” means, without duplication, all cash and cash equivalents of the Company determined in accordance with GAAP as of the close of business on the Business Day immediately prior to the Closing Date; provided, that (a) Company Closing Cash shall exclude (i) the amount of all checks and other wire transfers and drafts that are issued by the Company but uncleared as of the close of business on the Business Day immediately prior to the Closing Date, (ii) any cash or cash equivalents to the extent attributable or allocable to any minority or non-controlling interest in the Company and (iii) restricted cash; and (b) Company Closing Cash shall include the amount of all checks and other wire transfers and drafts deposited for the account of the Company as of the close of business on the Business Day immediately prior to the Closing Date.

“Company Closing Indebtedness” means the Indebtedness of the Company as of the close of business on the Business Day immediately prior to the Closing Date. For the avoidance of doubt, the Company Convertible Notes and Company CVT Convertible Notes shall not be treated as Company Closing Indebtedness.

“Company Common Stock” means the shares of common stock, par value $0.001, of the Company.

“Company Convertible Note” means any convertible promissory note that can be converted into shares of Company Common Stock, whether or not converted, that is outstanding as of immediately prior to the Effective Time.

“Company Equity Plan” means the GCT Semiconductor, Inc. Amended and Restated 2011 Incentive Compensation Plan.

“Company Fully-Diluted Number” means the sum, without duplication, of (a) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including, for the avoidance of doubt, the Note Conversion Stock), (b) the aggregate number of shares of Company Common Stock issuable upon exercise of the Company Vested Options (assuming exercise on a cashless basis), (c) the aggregate number of shares of Company Common Stock subject to Company RSUs that have vested based on completion of service immediately prior to the Effective Time and (d) the aggregate number of shares of Company Common Stock issuable upon exercise of the Company In-The-Money Warrants (assuming exercise on a cashless basis).

“Company In-The-Money Warrant” means a Company Warrant that, as of immediately prior to the Effective Time, has an exercise price that is less than the Company Share Implied Price.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company and/or the Company Subsidiaries or to which the Company and/or the Company Subsidiaries otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, that has had or would reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) the ability of the Company to timely consummate the Merger and the other Transactions on the terms set forth herein or to perform their agreements or covenants hereunder; provided, however, solely with respect to clause (a), that none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in, or change in the interpretation of, any Law or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which the Company and the Company Subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, wild fire or other natural disaster, epidemic, disease outbreak (including COVID-19) or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof following the date of this Agreement, pandemic, or acts of God; (vi) any actions taken or not taken by the Company as required by this Agreement or any Ancillary Agreement; (vii) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with customers, Suppliers, employees or Governmental Authorities); (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect; or (ix) any actions taken, or failures to take action, or such other changes or events, in each case, which SPAC has requested in writing or to which it has consented in writing or which actions are expressly contemplated by this Agreement, except in the cases of clauses (i) through (iii), to the extent that the Company is disproportionately affected thereby as compared to other participants in the industries in which the Company operates.

“Company Option” means an option to purchase a share of Company Common Stock, whether or not exercisable and whether or not vested, granted under the Company Equity Plan.

“Company Out-Of-The-Money Warrant” means a Company Warrant that, as of immediately prior to the Effective Time, has an exercise price that is equal to or greater than the Company Share Implied Price.

“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company RSU” means a restricted stock unit representing the right to receive a share of Company Common Stock granted under the Company Equity Plan.

“Company Share Awards” means all outstanding Company Options, Company RSUs and Company Warrants.

“Company Share Implied Price” means the dollar amount equal to the quotient of (a) the Company Value divided by (b) the Company Fully-Diluted Number.

“Company Stockholder Requisite Approval” means the affirmative vote of at least a majority of the then outstanding shares of Company Common Stock.

“Company Transaction Expenses” means all out-of-pocket fees and expenses payable by or on behalf of the Company, any Company Subsidiary, or their respective affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation or consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers; (b) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options (including any Company Options), warrants (including any Company Warrants) or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of the Company, any Company Subsidiary, or the Merger Sub which become payable (including if subject to continued employment) as a result of or in connection with the execution of this Agreement or the consummation of the Transactions, plus any employer portion of any payroll Taxes required to be paid thereon; (c) any and all filing fees paid to Governmental Authorities in connection with the Transactions and expenses related thereto (including, for the avoidance of doubt, fees paid to the SEC; (d) the costs for the preparation, printing, filing and mailing of the Proxy Statement and Registration Statement (excluding the fees and expenses of any other party’s outside counsels, financial advisors, consultants and other advisors); (e) expenses incurred in connection with any filings with or approvals from the NYSE; (f) the premium and other costs and expenses associated with the Company’s D&O Tail; and (g) the SPAC Extension Expenses up to the SPAC Extension Expense Global Cap.

“Company Unvested Option” means a Company Option that, as of immediately prior to the Effective Time, is not vested.

“Company Value” means an amount equal to (a) $350,000,000, minus (b) the Company Closing Indebtedness, plus (c) the Company Closing Cash, plus (d) the Company Aggregate In-The-Money Warrant Exercise Price.

“Company Vested Option” means a Company Option that, as of immediately prior to the Effective Time, is vested.

“Company Warrant” means a warrant to purchase shares of Company Common Stock, whether or not exercisable.

“Compliant” means, with respect to the Required Financials, that the Required Financials: (a) comply in all material respects with all requirements of Regulation S-K and Regulation S-X of the SEC applicable to the Registration Statement, (b) would not be deemed stale or otherwise be unusable pursuant to the requirements of the Securities Act including Regulation S-X thereof, and (c) are sufficient to permit the Company’s independent public accountants or independent auditors, as the case may be, to issue customary “comfort letters” in connection with the offering pursuant to the Registration Statement, including as to customary negative assurances and change periods, in order to consummate the offering pursuant to the Registration Statement (and such auditors have confirmed that they are prepared to issue a comfort letter subject to their completion of customary procedures).

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company or any Suppliers or customers of the Company or the Company Subsidiaries or SPAC or its subsidiaries (as applicable) that is not already generally available to the public, including any Intellectual Property rights.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Official, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act, as amended or supplemented from time to time, and Families First Act, as amended or supplemented from time to time.

“Deferred Underwriting Commission” means the deferred underwriting commission payable upon the consummation of the Transactions from the Trust Account to the underwriters of SPAC’s initial public offering.

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“Environmental Claim” means any third party (including proceeding, Governmental Authority and private parties) action, an order from a Governmental Authority, claim or proceeding Lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any person alleging which alleges liability of whatever kind or nature (including liability for or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or and remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, release of, or exposure to, any Hazardous Substances; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit, applicable to any property owned, leased or managed by the Company or the Company Subsidiaries prior to the Closing Date.

“Environmental Laws” means any United States federal, state or local or non-United States laws, rulings, regulations, or orders from a Governmental Authority relating to public health and safety, worker health and safety, and pollution or protection of the environment (including ambient air, soil, surface water or groundwater, or subsurface strata), including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of, or exposure to, any Hazardous Substances, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, odor, per- and poly-fluoroalkyl substances, mold or radiation, as previously, now or hereafter in effect relating to the protection of the environment, natural resources or human health or safety in connection with environmental protection, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; and the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity that together with the Company or any Company Subsidiary would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

“Export Control Laws” means the U.S. Export Controls Reform Act, U.S. International Emergency Economic Powers Act, U.S. Export Administration Regulations, U.S. Arms Export Control Act, U.S. International Traffic in Arms Regulations, and their respective implementing rules and regulations administered by the U.S. State Department and the U.S. Commerce Department, and other similar export control Laws or restrictions applicable to the Company, its subsidiaries, and their operations from time to time.

“GAAP” means United States generally accepted accounting principles.

“Government Official” means any officer or employee of a government or any department, agency or instrumentality thereof, or of a public international organization, or any person acting in an official capacity or on behalf of any such government, department, agency or instrumentality or for, or on the behalf of, such public international organization, including but not limited to directors, officers, managers, employees and other agents of any enterprise owned directly or indirectly by a government or public international organization.

“Hazardous Substance(s)” means any materials, substances, pollutants, or contaminants, including any hazardous, toxic, dangerous, flammable, explosive, infectious or radioactive substances or wastes that are regulated by, defined, declared, or controlled in or under, or may give rise to standards of conduct or liability pursuant to, any Environmental Laws or order from a Governmental Authority, including, without limitation, any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls or related waste, per- and poly-fluoroalkyl substances, mold, or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means for any person on a consolidated basis an amount equal to, without duplication, (a) indebtedness for borrowed money, including indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (b) net obligations of such person in respect of interest rate swaps, hedges or similar arrangements, including any swaps, hedges or similar arrangements related to foreign exchange, (c) obligations of such person under capitalized leases, (d) any deferred purchase price liabilities such person related to past acquisitions, whether or not represented by a note, earn-out or contingent purchase payment or otherwise, (e) obligations of such person under or in connection with off balance sheet financing arrangements, (f) all accrued obligations under any pension, defined contribution (including employer contributions), deferred compensation and/or similar plans and (g) all amounts (including for the avoidance of doubt, the principal amounts, plus any related accrued and unpaid interest, fees and prepayment premiums or penalties) and obligations of the type referred to in the foregoing clauses of this definition of other persons for the payment of which such person is responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. For the avoidance of doubt, trade payables arising in the ordinary course of business shall not be deemed to be Indebtedness.

“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof (“Patents”); (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith (“Trademarks”); (c) copyrights and registrations and applications for registration, renewals and extensions thereof (“Copyrights”) and other works of authorship (whether or not copyrightable) and moral rights; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases, database rights, including rights to use any Personal Information, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information; (e) Internet domain names and social media accounts; (f) rights of privacy; (g) all mask works, mask work registrations and applications therefore, and any equivalent or similar rights; (h) all other intellectual property or proprietary rights of any kind or description; (i) copies and tangible embodiments of any of the foregoing, in whatever form or medium; and (j) all legal rights arising from items (a) through (h), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Key Company Stockholders” means the persons and entities listed on Schedule B.

“knowledge” or “to the knowledge” of a person means, in the case of the Company, the actual knowledge of the persons listed on Schedule A-1 after reasonable investigation, and in the case of SPAC, the actual knowledge of the persons listed on Schedule A-2 after reasonable investigation.

“Leased Real Property” means the real property leased by the Company or any Company Subsidiary as tenant, together with, to the extent leased by the Company or any Company Subsidiary, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or any Company Subsidiary relating to the foregoing.

“Lien” means any lien, security interest, mortgage, deeds of trust, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities laws, and not including any license of Intellectual Property).

“Lookback Date” means January 1, 2022.

“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub, as amended, modified or supplemented from time to time.

“New SPAC Common Stock” means the common stock of SPAC, par value $0.0001 per share, as set forth in the SPAC Second Amended and Restated Certificate of Incorporation.

“NYSE” means the New York Stock Exchange or a successor that is a national securities exchange registered under Section 6 of the Exchange Act.

“Open Source Software” means any Software that is licensed pursuant to: (a) any license that is a license now or in the future approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); or (b) any license to Software that is considered “free” or “open source software” by the open source foundation or the free software foundation.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Per Share Exchange Ratio” means the quotient of (a) the Aggregate Transaction Consideration divided by (b) the Company Fully-Diluted Number.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not, individually or in the aggregate, materially impair the current use, value or occupancy of the Company’s or any Company Subsidiary’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens imposed by Law and arising in the ordinary course of business, for which deposits to obtain the release of such Liens have been made in accordance with GAAP; (c) Liens for Taxes (i) not yet due and payable, or (ii) being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities which do not, individually or in the aggregate, materially impair the current use, value or occupancy of the Company’s or any Company Subsidiary’s assets that are subject thereto; (e) non-exclusive licenses, sublicenses or other rights to Intellectual Property owned by or licensed to the Company granted to any licensee in the ordinary course of business; (f) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not individually or in the aggregate, materially interfere with the present use, value or occupancy of such real property; and (g) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest for which a commercially reasonable non-disturbance agreement has been obtained.

“person” or “Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data, each to the extent defined as “personal data,” “personal information,” “personally identifiable information” or similar terms by applicable Privacy/Data Security Laws.

“Plan” means each employee benefit plan, program or arrangement, including, without limitation, any “employee benefit plan”, “employee pension benefit plan” or “employee welfare benefit plan” (including, but not limited to, as such terms are defined in Sections 3(3), 3(2) and 3(1) of ERISA, respectively), each employment agreement, each bonus, supplemental unemployment benefit, termination pay, vacation, incentive or deferred compensation, retention, change in control, pension, retirement, savings, welfare, post-employment welfare, medical, life, or disability insurance, profit-sharing, severance, stock purchase, stock option or equity (or phantom equity) incentive, fringe or other benefit plan, policy, agreement, arrangement or program, whether or not terminated, whether or not subject to ERISA and whether or not funded, in each case, sponsored, maintained or contributed to by the Company or any Company Subsidiaries with respect to which the Company or any Company Subsidiary has any liability (actual or potential).

“Privacy/Data Security Laws” means all laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or the security of Personal Information or Business Data.

“Products” mean any products or services, designed, developed, manufactured, performed, licensed, sold, distributed other otherwise made available by or on behalf of the Company or any Company Subsidiaries (including any Software or Technology that interoperates with or is bundled or made available as part of any such product or service), from which the Company or any Company Subsidiaries has derived previously, is currently deriving or expect to derive, revenue from the sale or provision thereof, including products or services currently under development by the Company or any Company Subsidiaries.

“Redemption Rights” means the redemption rights provided for in Section 9.2 of the SPAC Certificate of Incorporation.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act.

“Regulation S-X” means Regulation S-X promulgated under the Exchange Act.

“Sanctioned Country” means any country, jurisdiction, or territory that is the subject or target of comprehensive Sanctions (at the time of this Agreement, the Crimea Region, the occupied Ukrainian regions of Kherson, Zaporizhzhia, Luhansk, and Donetsk, Russia, Belarus, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means any person that is or was the subject or target of Sanctions or restrictions under Sanctions laws, including: (a) any person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including but not limited to the U.S. Department of the Treasury’s Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List, List of Persons Identified as Blocked Solely Pursuant to Executive Order 13599, and Sectoral Sanctions Identifications List; the Denied Persons, Unverified, and Entity Lists, maintained by the U.S. Department of Commerce; and the Debarred List or non-proliferation sanctions lists maintained by the U.S. State Department; and similar lists maintained by the United Nations Security Council; (b) any person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (a); or (c) any person located, organized or resident in a Sanctioned Country.

“Sanctions” means economic sanctions laws, regulations, and executive orders of the United States (including those administered by OFAC, the U.S. Department of State, and the U.S. Department of Commerce), the United Nations Security Council, the European Union, any European Union member state, the United Kingdom, and any other relevant sanctions authority.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“SPAC Certificate of Incorporation” means the Amended and Restated SPAC Certificate of Incorporation, dated November 3, 2021, as amended on May 4, 2023.

“SPAC Class A Common Stock” means SPAC’s Class A common stock, par value $0.0001 per share.

“SPAC Class B Common Stock” means SPAC’s Class B common stock, par value $0.0001 per share.

“SPAC Common Stock” means, collectively, the SPAC Class A Common Stock and the SPAC Class B Common Stock.

“SPAC Extension” means an extension of the time period for SPAC to consummate a business combination, as set forth on the SPAC Certificate of Incorporation.

“SPAC Extension Expenses” means, without duplication, (a) any out-of-pocket fees and expenses paid or payable by or on behalf of SPAC or its affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of a SPAC Extension (including (i) submitting a proposal to the stockholders of SPAC pursuant to a definitive proxy statement filed by SPAC with the SEC, (ii) providing such definitive proxy statement to the stockholders of SPAC, and (iii) holding and organizing a stockholder meeting); (b) any cash deposits made or to be made into the Trust Account by the Sponsor or its affiliates or permitted designees for the purpose of a SPAC Extension; and (c) any operating costs, fees and expenses paid or payable by or on behalf of SPAC in the ordinary course of business (including, but not limited to, for and in connection with accountants, auditors, directors and officers’ insurance, NYSE listing, and financial printers) during the period of time at and following a SPAC Extension.

“SPAC Extension Expense Global Cap” means $1,000,000.

“SPAC Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, that has had or would reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or results of operations of SPAC; or (b) SPAC’s or Merger Sub’s ability to timely consummate the Merger and the other Transactions on the terms set forth herein or to perform their agreements or covenants hereunder; provided, however, that, solely with respect to clause (a), none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a SPAC Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which SPAC operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, wild fire or other natural disaster, epidemic, disease outbreak, pandemic, or acts of God; (vi) any actions taken or not taken by SPAC as required by this Agreement or any Ancillary Agreement; (vii) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction; (viii) any actions taken, or failures to take action, or such other changed or events, in each case, which the Company has requested or to which it has consented or which actions are contemplated by this Agreement; or (ix) any event, circumstance, change or effect arising from or related to the exercise of Redemption Rights by holders of SPAC Common Stock, except in the cases of clauses (i) through (iii), to the extent that SPAC is disproportionately affected thereby as compared with other participants in the industry in which SPAC operate.

“SPAC Organizational Documents” means the SPAC Certificate of Incorporation, bylaws, and Trust Agreement of SPAC dated as of November 3, 2021, in each case as amended, modified or supplemented from time to time.

“SPAC Private Placement Warrants” means SPAC Warrants sold by SPAC at a price of $1.00 per warrant in a private placement to the Sponsor and CA2.

“SPAC Transaction Expenses” means (a) all out-of-pocket fees and expenses paid or payable by or on behalf of SPAC (whether or not billed or accrued for) in preparation for, as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, underwriters, investment banks, data room administrators, attorneys, accountants and other advisors and service providers; (b) any out-of-pocket fees and expenses paid or payable by or on behalf of SPAC (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of SPAC’s initial public offering (including the Deferred Underwriting Commission); (c) the aggregate amount owed by SPAC under the Sponsor Promissory Note and any SPAC Working Capital Loans (for the avoidance of doubt, excluding such amounts elected to be converted into SPAC Warrants in connection with the Closing pursuant to the terms SPAC Working Capital Loans); (d) the premium any other costs and expenses associated with the SPAC’s D&O Tail; and (e) any and all SPAC Extension Expenses in excess of the SPAC Extension Expense Global Cap or which have not been properly invoiced to the Company pursuant to Section 9.03(c).

“SPAC Units” means one share of SPAC Class A Common Stock and one-half of one SPAC Warrant.

“SPAC Warrant Agreement” means that certain warrant agreement dated November 3, 2021, by and between SPAC and Continental Stock Transfer & Trust Company.

“SPAC Warrants” means warrants to purchase shares of SPAC Class A Common Stock as contemplated under the SPAC Warrant Agreement, with each warrant exercisable for one share of SPAC Class A Common Stock at an exercise price of $11.50.

“SPAC Working Capital Loans” means the working capital loans as described in SPAC’s final prospectus filed with the SEC in connection with its initial public offering.

“Sponsor” means Concord Sponsor Group III LLC, a Delaware limited liability company.

“Sponsor Loans” means the loans in the aggregate amount of $6,900,000 made by Sponsor and CA2 to SPAC as described in SPAC’s final prospectus filed with the SEC in connection with its initial public offering.

“Sponsor Promissory Note” means that certain promissory note issued by SPAC in favor of Sponsor on May 3, 2022, in the amount of up to $350,000.

“subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, SPAC or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services that are utilized in or comprise the Products of the Company or any of the Company Subsidiaries.

“Technology” means all designs, formulas, algorithms, procedures, techniques, methods, processes, concepts, ideas, know-how, programs, models, routines, data, databases, tools, inventions, creations, improvements and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the above, in any form, whether or not specifically listed herein.

“Trading Day” means any day on which the NYSE is open for trading.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by SPAC, Merger Sub or the Company in connection with the Transaction and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“VWAP” means, for shares of New SPAC Common Stock as of any Trading Day, the dollar volume-weighted average price for such shares (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and other similar events) traded on the NYSE during the period beginning at 9:30:01 a.m., New York time, on such Trading Day and ending at 4:00:00 p.m., New York time, on such Trading Day, as reported by Bloomberg through its “HP” function (set to weighted average).

Section 1.02      Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
2023 Interim Financial Statements	§ 4.07(b)
Acquired Company Financials	§ 7.15
Action	§ 4.09
Agreement	Preamble
Assumed Company Option	§ 3.01(c)(i)
Assumed Company RSU	§ 3.01(c)(ii)
Assumed Company Warrant	§ 3.01(c)(iii)
Blue Sky Laws	§ 4.05(b)
Business Combination Proposal	§ 7.04(b)
Certificate of Merger	§ 2.02(a)

Defined Term	Location of Definition
Certificates	§ 3.02(b)
Claims	§ 6.03
Closing	§ 2.02(b)
Closing Date	§ 2.02(b)
Code	§ 3.02(i)
Company	Preamble
Company Board	Recitals
Company CVT Convertible Notes	Recitals
Company Disclosure Schedule	Article IV
Company Earnout Period	§ 3.06(a)
Company Earnout Recipients	§ 3.06(a)(i)
Company Earnout Shares	§ 3.06(a)(ii)
Company Earnout Targets	§ 3.06(a)(ii)
Company Permits	§ 4.06
Company Stockholder Written Consent	Recitals
Company Subsidiary	§ 4.01(a)
Company Unaudited Financials	§ 7.15
Company Waiving Parties	§ 10.11(b)
Concurrent Financings	Recitals
Confidentiality Agreement	§ 7.03(b)
CVT Financing	Recitals
CVT Investors	Recitals
Data/Privacy Security Requirements	§ 4.13(h)
Data Security Requirements	§ 4.13(g)
DGCL	Recitals
Dissenting Shares	§ 3.05(a)
D&O Tail	§ 7.06(b)
Effective Time	§ 2.02(a)
Environmental Permits	§ 4.15(e)
Equity Incentive Plan	§ 7.17
ESPP	§ 7.17
Exchange Act	§ 4.22
Exchange Agent	§ 3.02(a)
Exchange Fund	§ 3.02(a)
Financial Statements	§ 4.07(a)
First Level Company Earnout Shares	§ 3.06(a)(i)
First Level Company Earnout Target	§ 3.06(a)(i)
Governmental Authority	§ 4.05(b)
Health Plan	§ 4.10(h)
Interim Period	§ 6.01(a)
IRS	§ 4.10(b)
Law	§ 4.05(a)
Lease	§ 4.12(b)
Letter of Transmittal	§ 3.02(b)
Lock-Up Agreement	Recitals

Defined Term	Location of Definition
Material Contracts	§ 4.16(a)
Merger	Recitals
Merger Intended Tax Treatment	Preamble
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Common Stock	§ 5.03(b)
Outside Date	§ 9.01(b)
Payment Spreadsheet	§ 3.01(a)
PCAOB Audited Financials	§ 7.15
PIPE Financing	Recitals
PIPE Investors	Recitals
PIPE Subscription Agreements	Recitals
Plans	§ 4.10(a)
PPACA	§ 4.10(h)
Privacy Policies	§ 4.13(h)
Pro Forma Financials	§ 7.15
Proxy Statement	§ 7.01(a)
Registered IP	§ 4.13(a)
Registration Rights Agreement	Recitals
Registration Statement	§ 7.01(a)
Remedies Exceptions	§ 4.04
Representatives	§ 7.03(a)
Required Financials	§ 7.15
SEC	§ 5.07(a)
Second Level Company Earnout Shares	§ 3.06(a)(ii)
Second Level Company Earnout Target	§ 3.06(a)(ii)
Securities Act	§ 5.07(a)
Service Agreements	§ 4.10(a)
SPAC	Preamble
SPAC Board	Recitals
SPAC Board Recommendation	§ 7.02(a)
SPAC Disclosure Schedule	Article V
SPAC Extension Expense Monthly Cap	§ 9.03(d)
SPAC Preferred Stock	§ 5.03(a)
SPAC Proposals	§ 7.01(a)
SPAC SEC Reports	§ 5.07(a)
SPAC Second Amended and Restated Certificate of Incorporation	§ 2.04(c)
SPAC Stockholders’ Meeting	§ 7.01(a)
SPAC Waiving Parties	§ 10.11(a)
Sponsor Support Agreement	Recitals
Stockholder Support Agreement	Recitals
Surviving Corporation	§ 2.01
Tax	§ 4.14(q)
Tax Return	§ 4.14(q)

Defined Term	Location of Definition
Terminating Company Breach	§ 9.01(e)
Terminating SPAC Breach	§ 9.01(f)
Third Level Company Earnout Shares	§ 3.06(a)(ii)
Third Level Company Earnout Target	§ 3.06(a)(ii)
Transfer Taxes	§ 7.10(b)
Trust Account	§ 5.13
Trust Agreement	§ 5.13
Trust Fund	§ 5.13
Trustee	§ 5.13
Unpaid Company Transaction Expenses	§ 3.04(a)
Unpaid SPAC Transaction Expenses	§ 3.04(b)

Section 1.03      Construction.

(a)            Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation, (ix) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, (x) references to “dollar”, “dollars” or “$” shall be to the lawful currency of the United States, and (xi) the word “shall” and the word “will” indicate a mandatory obligation.

(b)            The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c)            Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d)            All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

Article II.
AGREEMENT AND PLAN OF MERGER

Section 2.01      The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence under the DGCL as the surviving corporation of the Merger (the “Surviving Corporation”) and become a wholly owned subsidiary of SPAC.

Section 2.02      Effective Time; Closing.

(a)            As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the parties hereto shall cause the Merger to be consummated by the due execution, acknowledgement and filing with the Secretary of State of the State of Delaware of a certificate of merger in the form required by Section 251 of the DGCL (the “Certificate of Merger”), with the Merger becoming effective immediately upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such other subsequent date and time as SPAC and the Company agree and specify in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

(b)            Immediately prior to such filing of a Certificate of Merger in accordance with Section 2.02(a), the closing (the “Closing”) shall take place electronically through the exchange of documents via email or other form of electronic transmission, at 9:00 a.m., New York City time, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 2.03      Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall (as applicable) be vested in and become the property of the Surviving Corporation, which shall include the assumption by the surviving corporation of any and all agreements, covenants, duties and obligations of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement and any other Transaction Documents to which Merger Sub or the Company is a party.

Section 2.04      Certificate of Incorporation; Bylaws.

(a)            The Company Certificate of Incorporation as in effect immediately prior to the Effective Time shall, at the Effective Time, be amended and restated to read in its entirety as set forth in Exhibit D attached hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by applicable Law and such amended and restated certificate of incorporation.

(b)            At the Effective Time, the Company shall cause the bylaws of the Company as in effect immediately prior to the Effective Time to be amended and restated to read in their entirety as those of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by applicable Law, the amended and restated certificate of incorporation of the Surviving Corporation and such bylaws, as applicable.

(c)            At the Closing, SPAC shall amend and restate, effective as of the Effective Time, (i) the SPAC Certificate of Incorporation in the form set forth on Exhibit C-1 (the “SPAC Second Amended and Restated Certificate of Incorporation”) and (ii) the SPAC bylaws in the form set forth on Exhibit C-2.

Section 2.05      Directors and Officers.

(a)            The Company shall take all lawful actions so that, at the Effective Time, the directors and officers of the Surviving Corporation shall be the individuals designated by the Company, each to hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b)            SPAC shall take all lawful actions so that, at the Effective Time, the directors and officers of SPAC shall be the individuals designated by the Company (provided, that Sponsor shall have the right to designate two (2) initial directors of SPAC, which right shall be solely with respect to the initial post-Closing SPAC board; provided, further, that such directors designated by Sponsor shall be reasonably acceptable to the Company and at least one of which shall be an industry expert and qualify as an independent director), each to hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in accordance with the SPAC Certificate of Incorporation and the bylaws of SPAC.

Article III.
CONVERSION OF SECURITIES; Exchange of certificates

Section 3.01      Conversion of Securities.

(a)            Payment Spreadsheet. Not less than five (5) Business Days prior to the Effective Time, the Company shall deliver to SPAC a schedule (the “Payment Spreadsheet”) setting forth (A) the calculation of the Company Closing Cash, the Company Closing Indebtedness, the Company Value, the Aggregate Transaction Consideration and the Per Share Exchange Ratio, (B) the allocation of the Aggregate Transaction Consideration among the holders of Company Common Stock, (C) the number of shares of Company Common Stock underlying Company RSUs, Company Vested Options, Company Unvested Options, Company In-The-Money Warrants and Company Out-Of-The-Money Warrants for each holder, and (D) the allocation of the Company Earnout Shares among the Company Earnout Recipients (which, in the case of this subsection (F), shall be done in accordance with, and taking into account and reflecting the provisions of, Section 3.06). The Payment Spreadsheet shall be prepared in good faith by the Company and in a form and substance reasonably satisfactory to SPAC and accompanied by documentation reasonably satisfactory to SPAC. The Company shall provide SPAC with reasonable access to the relevant books, records and personnel of the Company to enable SPAC to review the Payment Spreadsheet. The Company shall consider all reasonable comments of SPAC and its representatives in good faith and the parties shall make such amendments to the Payment Spreadsheet as the parties may mutually and in good faith agree. The allocations and calculations set forth in the Payment Spreadsheet (as may be amended in accordance with the preceding sentence) shall, to the fullest extent permitted by applicable Law, be binding on all parties hereto and be used by SPAC for purposes of issuing all consideration in accordance with this Agreement, absent manifest error.

(b)            At the Effective Time, by virtue of the Merger and without any action on the part of SPAC, Merger Sub, the Company or the holders of any of the following securities:

(i)            each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (but excluding Dissenting Shares) shall automatically be converted into the right to receive the number of shares of New SPAC Common Stock pursuant to the Per Share Exchange Ratio, with each holder of such shares of Company Common Stock issued and outstanding immediately prior to the Effective Time being entitled to receive: (A) the number of shares of New SPAC Common Stock out of the Aggregate Transaction Consideration equal to (1) the number of shares of Company Common Stock (other than Dissenting Shares) held by such holder as of immediately prior to the Effective Time multiplied by (2) the Per Share Exchange Ratio, with the product rounded up to the nearest whole share, as set forth opposite such holder’s name on the Payment Spreadsheet; and (B) on the terms and subject to the conditions of Section 3.06, Company Earnout Shares, in each case, as set forth opposite such holder’s name on the Payment Spreadsheet;

(ii)           all shares of Company Common Stock held in the treasury of the Company shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(iii)          each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into, and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation;

(iv)          each share of SPAC Class B Common Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into and exchanged for a number of validly issued, fully paid and nonassessable shares of SPAC Class A Common Stock equal to the Class B Conversion Ratio (for the avoidance of doubt, after taking into account the waiver of Section 4.3(b)(ii) of the SPAC Certificate of Incorporation pursuant to the Sponsor Support Agreement); and

(v)           each Company CVT Convertible Note that is issued and outstanding immediately prior to the Effective Time shall automatically convert into a number of shares of New SPAC Common Stock in accordance with the terms of such Company CVT Convertible Note. Following such conversion, all of the Company CVT Convertible Notes shall thereafter be cancelled and terminated in their entirety, shall be of no further force or effect, and each holder of such Company CVT Convertible Notes shall thereafter cease to have any rights with respect to such securities.

(c)            Prior to the Effective Time, the Company shall take all lawful actions necessary (including, without limitation, obtaining any resolutions of the Company Board and Company security holder consents) so that, effective as of the Effective Time:

(i)            SPAC shall assume the Company Equity Plan for purposes of governing the terms of the Assumed Company Options and Assumed Company RSUs in accordance with the terms of this Agreement. Each Company Option, together with the option agreement representing each such Company Option, shall be assumed by SPAC and converted into an option to purchase shares of New SPAC Common Stock having the same terms and conditions as the Company Option, including the applicable vesting schedule and exercise schedule as in effect on the date of this Agreement (each, an “Assumed Company Option”), except that each such Assumed Company Option will entitle the holder, upon exercise, to that number of whole shares of New SPAC Common Stock equal to the product of (x) the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time, multiplied by (y) the Per Share Exchange Ratio, and rounding such product down to the nearest whole number of shares of New SPAC Common Stock, with an exercise price per share of New SPAC Common Stock subject to the Assumed Company Option equal to (A) the exercise price per share of Company Common Stock for which the Company Option was exercisable immediately prior to the Effective Time divided by (B) the Per Share Exchange Ratio (with any resulting fractional cent rounded up to the nearest whole cent); provided that the exercise price and the number of shares of New SPAC Common Stock purchasable pursuant to the Assumed Company Options shall be determined in a manner consistent with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D); provided, further, that in the case of any Assumed Company Option to which Section 422 of the Code applies, the exercise price and the number of shares of New SPAC Common Stock purchasable pursuant to the Assumed Company Options shall be subject to such adjustments as are necessary in order to satisfy the requirements of Treasury Regulation Section 1.424-1(a). At or prior to the Effective Time, the Company shall adopt any resolutions, take any actions and obtain any consents that are necessary to effectuate the treatment of the Company Options in accordance with this subsection. Notwithstanding the foregoing, for the avoidance of doubt, the shares of New SPAC Common Stock underlying the Assumed Company Options that are converted from Company Vested Options shall be included in, and shall not be in addition to, the total number of shares of New SPAC Common Stock constituting the Aggregate Transaction Consideration.

(ii)            Each Company RSU issued and outstanding immediately prior to the Effective Time, together with the award agreement representing each such Company RSU, shall be assumed by SPAC and converted into a restricted share unit representing the right to receive shares of New SPAC Common Stock having the same terms and conditions as the Company RSUs, including the applicable vesting and issuance schedule as in effect on the date of this Agreement (each, an “Assumed Company RSU”), except that each such Assumed Company RSU will entitle the holder, upon exercise, to that number of whole shares of New SPAC Common Stock equal to the product of (x) the number of shares of Company Common Stock that were subject to such Company RSU immediately prior to the Effective Time, multiplied by (y) the Per Share Exchange Ratio, and rounding such product down to the nearest whole number of shares of New SPAC Common Stock. At or prior to the Effective Time, the Company shall adopt any resolutions, take any actions and obtain any consents that are necessary to effectuate the treatment of the Company RSUs in accordance with this subsection. Notwithstanding the foregoing, for the avoidance of doubt, the shares of New SPAC Common Stock underlying the Assumed Company RSUs shall be included in, and shall not be in addition to, the total number of shares of New SPAC Common Stock constituting the Aggregate Transaction Consideration.

(iii)            Each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a Company Warrant in respect of shares of Company Common Stock and shall be assumed by SPAC and automatically converted into a warrant to acquire shares of New SPAC Common Stock (each, an “Assumed Company Warrant”). SPAC shall assume each such Company Warrant in accordance with its terms and, except as expressly provided above, following the Effective Time, each Assumed Company Warrant shall continue to be governed by the same terms and conditions as were applicable to the applicable Company Warrants immediately prior to the Effective Time, except that (i) the number of shares of New SPAC Common Stock subject to each such Assumed Company Warrant shall be equal to the product (rounded to the nearest whole number, with 0.5 shares rounded up) of (A) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by (B) the Per Share Exchange Ratio, and (ii) the exercise price per share of New SPAC Common Stock shall be equal to the quotient of (A) the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by (B) the Per Share Exchange Ratio (with any resulting fractional cent rounded up to the nearest whole cent), with each holder of Company Warrants to receive Assumed Company Warrants to purchase the number of shares of New SPAC Common Stock as set forth opposite such holder’s name on the Payment Spreadsheet. At or prior to the Effective Time, the Company shall adopt any resolutions, take any actions and obtain any consents that are necessary to effectuate the treatment of the Company Warrants in accordance with this subsection. Notwithstanding the foregoing, for the avoidance of doubt, the shares of New SPAC Common Stock underlying the Assumed Company Warrants that are converted from Company In-The-Money Warrants shall be included in, and shall not be in addition to, the total number of shares of New SPAC Common Stock constituting the Aggregate Transaction Consideration.

(iv)            Each Company Convertible Note that is issued and outstanding immediately prior to the Effective Time shall, immediately prior to the Effective Time, automatically convert into a number of shares of Company Common Stock (collectively, the “Note Conversion Stock”) in accordance with the terms of such Company Convertible Note. Following such conversion, all of the Company Convertible Notes shall thereafter be cancelled and terminated in their entirety, shall be of no further force or effect, and each holder of such Convertible Notes shall thereafter cease to have any rights with respect to such securities. At or prior to the Effective Time, the Company shall adopt any resolutions, take any actions and obtain any consents that are necessary to effectuate the treatment of the Company Convertible Notes in accordance with this subsection. Each share of Note Conversion Stock issued in accordance with this Section 3.01(c)(iv) and outstanding immediately prior to the Effective Time (but excluding Dissenting Shares) shall automatically be converted into the right to receive the number of shares of New SPAC Common Stock pursuant to the Per Share Exchange Ratio and in accordance with Section 3.01(b)(i).

Section 3.02      Exchange of Certificates.

(a)            Exchange Agent. On the Closing Date, SPAC shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by SPAC and is reasonably satisfactory to the Company (the “Exchange Agent”), it being agreed that Continental Stock Transfer & Trust Company is satisfactory to all parties, for the benefit of the holders of Company Common Stock for exchange in accordance with this Article III, the number of shares of New SPAC Common Stock sufficient to deliver the Aggregate Transaction Consideration payable pursuant to this Agreement (such certificates for shares of New SPAC Common Stock, together with any dividends or distributions with respect thereto pursuant to Section 3.02(d), being hereinafter referred to as the “Exchange Fund”). SPAC shall cause the Exchange Agent pursuant to irrevocable instructions, to pay the Aggregate Transaction Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by Section 3.02(d), the Exchange Fund shall not be used for any other purpose.

(b)            Exchange Procedures. No fewer than fifteen (15) Business Days prior to the Closing Date, SPAC shall, or shall cause the Exchange Agent to, mail to each holder of Company Common Stock entitled to receive the Aggregate Transaction Consideration pursuant to Section 3.01: a letter of transmittal, which shall be in a form reasonably acceptable to SPAC and the Company (the “Letter of Transmittal”), together with any notice required pursuant to Section 262 of the DGCL, and shall specify (i) that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares of Company Common Stock (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Exchange Agent or confirmation of cancellation of such Certificates from the Company’s transfer agent; and (ii) instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Subject to the satisfaction of the conditions in Article VIII, within two (2) Business Days (but in no event prior to the Effective Time) after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefore, and SPAC shall cause the Exchange Agent to deliver, the Aggregate Transaction Consideration in accordance with the provisions of Section 3.01, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.02, each Certificate entitled to receive the Aggregate Transaction Consideration in accordance with Section 3.01 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Aggregate Transaction Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01.

(c)            No Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of a share of New SPAC Common Stock will be issued by virtue of this Agreement or the Transactions, and unless otherwise specifically provided in this Agreement, each person who would otherwise be entitled to a fraction of a share of New SPAC Common Stock (after aggregating all shares of New SPAC Common Stock to which such person otherwise would be entitled) shall instead have the number of shares of New SPAC Common Stock issued to such person rounded to the nearest whole share of New SPAC Common Stock.

(d)            Distributions with Respect to Unexchanged Shares of SPAC Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the SPAC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SPAC Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with Section 3.02(b). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, SPAC shall pay or cause to be paid to the holder of such Certificate, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of SPAC Common Stock evidenced by such Certificate, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of SPAC Common Stock evidenced by such Certificate.

(e)            No Further Rights in Company Common Stock. The Aggregate Transaction Consideration payable upon conversion of the Company Common Stock in accordance with the terms hereof shall, once so paid, be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Common Stock.

(f)            Adjustments to Aggregate Transaction Consideration. The Aggregate Transaction Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to SPAC Common Stock occurring on or after the date hereof and prior to the Effective Time.

(g)            Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for one (1) year after the Effective Time shall be delivered to SPAC, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Section 3.02 shall thereafter look only to SPAC for the Aggregate Transaction Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the fullest extent permitted by applicable law, become the property of SPAC free and clear of any claims or interest of any person previously entitled thereto.

(h)            No Liability. None of the Exchange Agent, SPAC or the Surviving Corporation shall, to the fullest extent permitted by applicable law, be liable to any holder of Company Common Stock for any such Company Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with this Section 3.02.

(i)            Withholding Rights. Each of the Surviving Corporation, SPAC, and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Company Share Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”) or any provision of state, local or foreign Tax law. Notwithstanding the foregoing, SPAC or the Exchange Agent, as applicable, shall use commercially reasonable efforts to provide the Company with at least five (5) Business Days prior written notice of any amounts that it intends to deduct or withhold (together with any legal basis therefor and method of calculation) in connection with the payment of the consideration (other than any compensatory payments to be made pursuant to this Agreement or backup withholding), shall use commercially reasonable efforts to provide the applicable holder of Company Common Stock or Company Share Awards a reasonable opportunity to provide documentation establishing exemptions from or reductions of such deductions or withholdings, and shall reasonably cooperate with the Company to reduce or eliminate any applicable deductions or withholding. To the extent that amounts are so withheld by the Exchange Agent, Surviving Corporation or SPAC, as the case may be, such withheld amounts shall be remitted to the appropriate Tax authority, and shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock or Company Share Awards (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made by the Exchange Agent, Surviving Corporation or SPAC, as the case may be.

(j)            Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the provision by such person of a customary indemnity against any claim that may be made against the Company, the Surviving Corporation, SPAC or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Aggregate Transaction Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.01.

Section 3.03      Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or SPAC for any reason shall be converted into the Aggregate Transaction Consideration in accordance with the provisions of Section 3.01.

Section 3.04      Payment of Expenses.

(a)            No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, the Company shall provide to SPAC a written report setting forth a list of Company Transaction Expenses, together with written invoices and wire transfer instructions for the payment thereof, solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (such fees and expenses, the “Unpaid Company Transaction Expenses”). On the Closing Date, SPAC shall pay or cause to be paid by wire transfer of immediately available funds all such Unpaid Company Transaction Expenses. For the avoidance of doubt, the Unpaid Company Transaction Expenses shall not include any fees and expenses of the Company’s stockholders.

(b)            No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, SPAC shall provide to the Company a written report setting forth a list of SPAC Transaction Expenses, together with written invoices and wire transfer instructions for the payment thereof, solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (such fees and expenses, the “Unpaid SPAC Transaction Expenses”). On the Closing Date, SPAC shall pay or cause to be paid by wire transfer of immediately available funds (i) up to $16,000,000 of such Unpaid SPAC Transaction Expenses (excluding SPAC Extension Expenses) and (ii) any unpaid SPAC Extension Expenses, subject to the SPAC Extension Expense Global Cap. For the avoidance of doubt, neither the Company nor the Surviving Corporation shall be responsible for any Unpaid SPAC Transaction Expenses in excess of the amounts set forth in the preceding sentence.

(c)            SPAC shall not pay or cause to be paid any Unpaid SPAC Transaction Expenses or Unpaid Company Transaction Expenses other than in accordance with this Section 3.04.

Section 3.05      Appraisal Rights.

(a)            Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Common Stock in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights (collectively, the “Dissenting Shares”) shall be cancelled, cease to exist, represent the right to receive only those rights provided by Section 262 of the DGCL and not be converted into, and such stockholders shall have no right to receive, a portion of the Aggregate Transaction Consideration in accordance with the provisions of Section 3.01. Any holder of Dissenting Shares who, after the Effective Time, fails to perfect or effectively withdraws or otherwise loses his, her or its rights to appraisal of such shares of Company Common Stock under Section 262 of the DGCL shall thereupon be deemed to have been converted his, her or its shares of Company Common Stock, as of the Effective Time, into the right to receive a portion of the Aggregate Transaction Consideration in accordance with the provisions of Section 3.01, without any interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such shares.

(b)            Prior to the Closing, the Company shall give SPAC (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of SPAC (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL, or agree or commit to do any of the foregoing.

Section 3.06      Company Earnout.

(a)            Following the Closing, if, at any time during the period starting sixty (60) Trading Days following the Closing and expiring on the fifth (5th) anniversary of the Closing Date (such period, the “Company Earnout Period”):

(i)            The VWAP of the shares of New SPAC Common Stock equals or exceeds $12.50 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “First Level Company Earnout Target”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the First Level Company Earnout Target, the stockholders of the Company as of immediately prior to the Closing (including, for the avoidance of doubt, any stockholders of the Company who received Note Conversion Stock upon conversion of any Company Convertible Notes) and the Financing Investors (collectively, the “Company Earnout Recipients”) shall be entitled to receive, and SPAC shall cause the issuance to the Company Earnout Recipients of, 6,666,667 shares of New SPAC Common Stock (the “First Level Company Earnout Shares”), to be allocated among the Company Earnout Recipients in accordance with, and pursuant to, the Payment Spreadsheet;

(ii)            The VWAP of the shares of New SPAC Common Stock equals or exceeds $15.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “Second Level Company Earnout Target”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the Second Level Company Earnout Target, (A) the Company Earnout Recipients shall be entitled to receive, and SPAC shall cause the issuance to the Company Earnout Recipients of, an additional 6,666,666 shares of New SPAC Common Stock (the “Second Level Company Earnout Shares”), to be allocated among the Company Earnout Recipients in accordance with, and pursuant to, the Payment Spreadsheet; and

(iii)           The VWAP of the shares of New SPAC Common Stock equals or exceeds $17.50 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “Third Level Company Earnout Target” and, together with the First Level Company Earnout Target and the Second Level Company Earnout Target, the “Company Earnout Targets”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the Third Level Company Earnout Target, (A) the Company Earnout Recipients shall be entitled to receive, and SPAC shall cause the issuance to the Company Earnout Recipients of, an additional 6,666,667 shares of New SPAC Common Stock (the “Third Level Company Earnout Shares” and, together with the First Level Company Earnout Shares and the Second Level Company Earnout Shares, the “Company Earnout Shares”), to be allocated among the Company Earnout Recipients in accordance with, and pursuant to, the Payment Spreadsheet.

(b)            Notwithstanding the foregoing, none of the Company Earnout Shares issuable pursuant to Section 3.06(a) will be released to any Company Earnout Recipient who is required to file a notification pursuant to the HSR Act or under any applicable Antitrust Laws until any applicable waiting period pursuant to the HSR Act or applicable Antitrust Laws has expired or been terminated, or required approval under any other Antitrust Law is obtained; provided, that any such Company Earnout Recipient has notified SPAC of such required filing pursuant to the HSR Act or other Antitrust Law in connection therewith following reasonable advance notice from SPAC of the reasonably anticipated issuance of Company Earnout Shares.

(c)            For the avoidance of doubt, the Company Earnout Targets may all be satisfied over the same period of Trading Days or any other periods that have overlapping Trading Days and, if each Company Earnout Target is separately met (i) the Company Earnout Shares in connection with each such Company Earnout Target shall be earned and no longer subject to the restrictions set forth in this Section 3.06, and shall be cumulative with the Company Earnout Shares earned prior to such time and (ii) in no event shall the Company Earnout Recipients be entitled to receive in the aggregate more than 20,000,000 Company Earnout Shares.

(d)            If any Company Earnout Target is not satisfied during the Company Earnout Period, the obligations to issue Company Earnout Shares in this Section 3.06 with respect to such Company Earnout Target shall terminate and no longer apply.

(e)            The Company Earnout Shares and the Company Earnout Targets shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of New SPAC Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of New SPAC Common Stock, occurring on or after the date hereof and prior to the time any such Company Earnout Shares are delivered to the Company Earnout Recipients, if any.

(f)            Notwithstanding anything to the contrary, in the event of a transaction that results in a Change of Control in which shares of New SPAC Common Stock are converted into the right to receive cash or other consideration having a value (in the case of any non-cash consideration, as provided in the definitive transactions documents for such transaction, or if not so provided, determined by the SPAC Board in good faith) equal to or in excess of a Company Earnout Target that does not constitute a Change of Control, then the Company Earnout Shares subject to the applicable Company Earnout Target that have not been previously issued pursuant to this Section 3.06, shall be issued to the Company Earnout Recipients effective as of immediately prior to the consummation of such transaction, or otherwise treated as so issued in connection therewith, so as to ensure that the Company Earnout Recipients shall receive such Company Earnout Shares, and all proceeds thereof, in connection with such transaction.

(g)            The parties intend that none of the rights to receive Company Earnout Shares, and any interest therein, shall be deemed to be a “security” for purposes of any securities law of any jurisdiction. The right to receive Company Earnout Shares are deemed contractual rights in connection with the Merger and the parties do not view the right to receive the Company Earnout Shares as an investment by the holders thereof. The right to receive Company Earnout Shares (1) will not be represented by any physical certificate or similar instrument and (2) does not represent an equity or ownership interest in any entity. No interest in the right to receive Company Earnout Shares may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of, except (i) by operation of law or (ii) transfers or distributions by entity holders to their affiliates, and any attempt to do so shall be null and void.

Article IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by Company in connection with this Agreement (the “Company Disclosure Schedule”) and which such Company Disclosure Schedule may be amended or supplemented at any time prior to the Effective Time (provided, that no such amendment or supplement shall adversely affect any of SPAC’s or Merger Sub’s rights or obligations under this Agreement as in effect prior to such amendment or supplement), the Company hereby represents and warrants to SPAC and Merger Sub as follows:

Section 4.01      Organization and Qualification; Subsidiaries.

(a)            The Company and each subsidiary of the Company (each a “Company Subsidiary”) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(b)           A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 4.01(b) of the Company Disclosure Schedule, which has been prepared by the Company and delivered by the Company to SPAC and Merger Sub prior to the execution and delivery of this Agreement. Except as disclosed in Section 4.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other entity.

Section 4.02      Certificate of Incorporation and Bylaws. The Company has made available to SPAC a complete and correct copy of the certificate of incorporation and bylaws, each as amended to date, of the Company and each Company Subsidiary. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation or bylaws.

Section 4.03      Capitalization.

(a)            The Company’s authorized and outstanding capital stock, together with the outstanding Company Share Awards, as of the date of this Agreement is as set forth on Section 4.03(a)(i) of the Company Disclosure Schedule. Except as set forth in this Section 4.03 or the Company Certificate of Incorporation, and other than the Company Options, Company RSUs and Company Warrants, there are no options, warrants, restricted stock units, preemptive rights, calls or convertible securities relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Other than awards granted under the Company Equity Plan, neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and the neither the Company nor any Company Subsidiary has not granted, any equity appreciation rights, participations, phantom equity or similar rights. Except as set forth in Section 4.03(a)(ii) of the Company Disclosure Schedule, there are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of the shares of stock of the Company or any of the equity interests or other securities of the Company or any of the Company Subsidiaries. The Company does not own any equity interests in any person, other than the Company Subsidiaries.

(b)           Section 4.03(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option: (i) the name of the Company Option recipient; (ii) the number of shares of Company Common Stock subject to such Company Option; (iii) the exercise price of such Company Option; (iv) the date on which such Company Option was granted; (v) the vesting schedule applicable to such Company Option; and (vi) the date on which such Company Option expires. The Company has made available to SPAC accurate and complete copies of the Company Equity Plan pursuant to which Company has granted the Company Options that are currently outstanding and all forms of award agreements evidencing such Company Options. Each Company Option was granted under, and in all material respects in accordance with the terms of, the Company Equity Plan. No Company Option is subject to Section 409A of the Code, and each Company Option (A) has been granted with an exercise price that is no less than the fair market value of the underlying Company Common Stock on the date of grant, as determined in accordance with Section 409A of the Code if applicable and (B) that is intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies. All shares of Company Common Stock issuable upon exercise of the Company Options will be duly authorized, validly issued, fully paid and nonassessable.

(c)            Section 4.03(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Warrant: (i) the name of the Company Warrant holder; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was granted; (v) the vesting schedule applicable to such Company Warrant, if any; and (vi) the date on which such Company Warrant expires, if applicable. The Company has made available to SPAC accurate and complete copies of the Company Warrants. All shares of the Company Stock issuable upon exercise of the Company Warrants will be duly authorized, validly issued, fully paid and nonassessable.

(d)            Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens, options and rights of first refusal on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.

(e)            There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(f)            (i) There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option solely as a result of the proposed transactions herein, and (ii) all outstanding shares of the Company and all outstanding Company Options under the Company Equity Plan have been issued and granted in compliance with (A) all applicable securities laws and other applicable laws and (B) all pre-emptive rights and other requirements set forth in applicable contracts to which the Company is a party.

(g)           The stockholders of the Company collectively own directly and beneficially and of record, all of the equity of the Company (which are represented by the issued and outstanding shares of the Company).

Section 4.04      Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is contemplated to be a party, to perform all of its obligations hereunder and thereunder and, subject to receiving the Company Stockholder Written Consent, to consummate the Transactions. The execution and delivery of this Agreement, the execution and delivery at Closing by the Company of each of the other Transaction Documents to which the Company is contemplated to be a party and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or such other Transaction Documents or to consummate the Transactions (other than, (a) with respect to the Merger, the Company Stockholder Requisite Approval, which the Company Stockholder Written Consent satisfies and (b) and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been and, at the Closing, subject to receiving the Company Stockholder Written Consent, each other Transaction Document to which the Company is contemplated to be a party will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by SPAC and Merger Sub, constitutes, or will at the Closing constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company Board has approved this Agreement and the Transactions, and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203 of the DGCL shall not apply to the Merger, this Agreement, any Ancillary Agreement or any of the other Transactions.

Section 4.05      No Conflict; Required Filings and Consents.

(a)            The execution and delivery of this Agreement and each of the other Transaction Documents by the Company does not, and subject to receipt of Company Stockholder Written Consent, the filing and recordation of appropriate merger documents as required by the DGCL the receipt of the consents, approvals, authorizations or permits, filings and notifications contemplated by Section 4.05(b), the performance of this Agreement and each of the other Transaction Documents by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws of the Company or any Company Subsidiary, (ii) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree, treaty, convention, government directive or other order of any Governmental Authority (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, result in any material payment or penalty under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or material asset of the Company or any Company Subsidiary pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or would not reasonably be expected to have a Company Material Adverse Effect.

(b)           The execution and delivery of this Agreement and each of the other Transaction Documents by the Company does not and will not, and the performance of this Agreement and each of the other Transaction Documents by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, quasi-governmental, supranational, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, and the filing and recordation of appropriate merger documents as required by the DGCL, or (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

(c)           The “ultimate parent entity,” as defined under 16 C.F.R. § 801.1(a)(3), of the Company does not meet the thresholds described in 15 U.S.C. § 18a(a)(2)(B)(ii)(III).

Section 4.06      Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits would not individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole. Section 4.06 of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of all of the Company Permits. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. Neither the Company nor any Company Subsidiary is in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any material property or material asset of the Company or any Company Subsidiary is bound or affected, or (b) any Material Contract or Company Permit, except, in each case, for any such defaults, breaches or violations that would not have or would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.07      Financial Statements.

(a)            The Company has made available to SPAC true, correct and complete copies, in draft forms, of the audited condensed balance sheet of the Company as of December 31, 2021 and December 31, 2022, and the related unaudited condensed statements of operations and cash flows of the Company for each of the years then ended (collectively, the “Financial Statements”), which are attached as Section 4.07(a) of the Company Disclosure Schedule. The Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise noted therein and the absence of notes.

(b)           The Company has made available to SPAC a true, correct and complete copies, in draft forms, of the unaudited condensed balance sheets of the Company as of June 30, 2023 (the “2023 Interim Financial Statements”) and June 30, 2022, and the related unaudited condensed statements of operations and cash flows of the Company for the six-month periods then ended, which are attached as Section 4.07(b) of the Company Disclosure Schedule. Such unaudited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments and the absence of notes.

(c)            Except as and to the extent set forth on the Financial Statements or the 2023 Interim Financial Statements, the Company does not have any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business since the date of such 2023 Interim Financial Statements, (ii) obligations for future performance under any commercial contract to which the Company is a party or (iii) liabilities and obligations which would not, individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole.

(d)            Since the Lookback Date, (i) neither the Company nor any director, officer, and, to Company’s knowledge, its employees, auditor, accountant or Representative of the Company, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

(e)            To the knowledge of the Company, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. Neither the Company nor, to the knowledge of the Company, any officer, employee, contractor, subcontractor or agent of the Company has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

(f)            The Required Financials, when delivered by the Company, shall (i) be true, correct and complete, (ii) be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company or persons acquired by the Company, as the case may be, as at the date thereof and for the period indicated therein, except as otherwise noted therein. The PCAOB Audited Financials and the Company Unaudited Financials shall be substantially similar to the Financial Statements in respect of the presentation of cash, account receivables, operating liabilities and billings.

(g)            The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(h)            Since the Lookback Date, the Company has not identified and has not received notice from the Company’s auditors of any fraud or allegation of fraud, whether or not material, that involves management of the Company or other employees of the Company who have a role in the Company’s internal controls over financial reporting.

Section 4.08      Absence of Certain Changes or Events. Since the date of the 2023 Interim Financial Statements, except as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their businesses in all material respects in the ordinary course and in a manner consistent with past practice, (b) neither the Company nor any Company Subsidiary has sold, assigned or otherwise transferred any right, title, or interest in or to any of its material assets (including Intellectual Property and Business Systems) other than non-exclusive licenses or assignments or transfers in the ordinary course of business, (c) there has not been any Company Material Adverse Effect, and (d) neither the Company nor any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants or require the consent of SPAC pursuant to Section 6.01.

Section 4.09      Absence of Litigation. There is no material litigation, suit, claim, action, proceeding or investigation by or before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority. Neither the Company nor any Company Subsidiary nor any material property or asset or business of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 4.10      Employee Benefit Plans.

(a)            Section 4.10(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, each Plan. In addition, all non-standard employment and consulting contracts or agreements to which the Company or any Company Subsidiary is a party, and with respect to which the Company or any Company Subsidiary has any severance obligation (and, for the avoidance of doubt, excluding standard form agreements for employees outside of the United States and contracts or agreements that can be terminated at any time without severance or termination pay and upon notice of not more than 60 days) (collectively, the “Service Agreements”) have been made available to SPAC and are set forth on Section 4.10(a) of the Company Disclosure Schedule.

(b)           With respect to each Plan, the Company has made available to SPAC, if applicable (i) a true and complete copy of the current Plan document (or a written summary thereof if such Plan is not reduced to writing) and all material amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary Plan description and any summaries of material modifications, (iii) copies of the Internal Revenue Service (“IRS”) Form 5500 annual report and accompanying schedules and nondiscrimination testing results, in each case, for the two (2) most recent Plan years, (iv) copies of the most recently received IRS determination, opinion or advisory letter for each such Plan, and (v) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three (3) years with respect to which any material liability remains outstanding. The Company does not have any express, legally-binding commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c)           Neither the Company nor any Company Subsidiary nor any ERISA Affiliate currently sponsors, maintains or contributes to, nor has, within the past six (6) years, sponsored, maintained or been required to contribute to, nor has any liability or obligation (contingent or otherwise) under (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, (iii) a multiple employer plan within the meaning of Section 413 of the Code, or (iv) a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(d)           Neither the execution and delivery of this Agreement by the Company nor the consummation of the Transactions (either alone or in combination with another event) would reasonably be expected to (i) result in any obligation by the Company under any Plan, Service Agreement or otherwise, to pay separation, severance or termination pay to any current or former employee, director and/or individual independent contractor of the Company or any Company Subsidiary (ii) accelerate the time of payment or vesting, or increase the amount, of any material benefit or other compensation due to any current or former employee, director and/or individual independent contractor of the Company or any Company Subsidiary, or (iii) result in any amount paid or payable by the Company or any Company Subsidiary being classified as an “excess parachute payment” under Section 280G of the Code. The Company has no obligation to provide for the gross-up of any Taxes imposed by Section 4999 or 409A of the Code to any current or former employee, director and/or individual independent contractor of the Company or any Company Subsidiary.

(e)            None of the Plans or Service Agreements provides, nor does the Company or any Company Subsidiary have or reasonably expect to have any obligation to provide retiree medical or life insurance benefits (whether insured or not) to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder.

(f)            Each Plan and each Service Agreement is in compliance, in all material respects, with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) or Service Agreement and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

(g)           Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 403(a) of the Code has (i) timely received or applied for a favorable determination letter from the IRS, covering all of the provisions applicable to the Plan for which determination letters are currently available, that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income taxation under Section 501(a) of the Code or (ii) is entitled to rely on a favorable opinion letter from the IRS, and to the knowledge of Company, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS that could reasonably be expected to result in the loss of the qualified status of any such Plan or the exempt status of any such trust.

(h)           All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company, except such as would not result in material liability to the Company and the Company Subsidiaries.

(i)            The Company and each ERISA Affiliate have each complied in all material respects with the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, with respect to each Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income Taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

(j)            The Company and each Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (each, a “Health Plan”) is and has been in compliance, in all material respects, with the Patient Protection and Affordable Care Act of 2010 (“PPACA”), no event has occurred and, and to the knowledge of the Company, no condition or circumstance exists, that could reasonably be expected to subject the Company, any ERISA Affiliate or any Health Plan to any material liability for penalties or excise taxes under Code Section 4980D or 4980H or any other provision of the PPACA.

(k)            Each Plan and each Service Agreement that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been administered and operated, in all material respects, in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder.

Section 4.11      Labor and Employment Matters.

(a)            (i) Since the Lookback Date, there have been, and there are, no material Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of its current or former employees, consultants, contractors, or service providers, (ii) neither the Company nor any Company Subsidiary is, or has been since the Lookback Date, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are, and since the Lookback Date there have been, no unfair labor practice complaints pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before the National Labor Relations Board or any Governmental Authority; and (iv) since the Lookback Date, there has not been, nor, to the knowledge of the Company, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute against the Company or any Company Subsidiary.

(b)           The Company and the Company Subsidiaries are and, since the Lookback Date, have been in material compliance with all applicable Laws relating to the employment, employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Laws), immigration, meal and rest breaks, pay equity, workers’ compensation, family and medical leave, and occupational safety and health requirements, including those related to wages, hours, collective bargaining and the payment and withholding of employment-related Taxes.

(c)           Since the Lookback Date, neither the Company nor any Company Subsidiary has been a party to a settlement agreement with a current or former officer, director, employee or independent contractor, that relates primarily to material allegations of sexual harassment. Since the Lookback Date, to the knowledge of the Company, no allegation of sexual harassment has been made by any current or former employee against any officer, director, employee, or independent contractor of the Company or any Company Subsidiary. No disclosure pursuant to Item 401(f) of Regulation S-K of the SEC would be required with respect to any current director or officer of the Company or any Company Subsidiary.

(d)           Each current service provider of the Company or any Company Subsidiary has at all times since the Lookback Date been properly classified: (i) as either an employee or independent contractor; and (ii) for employees, overtime exempt or non-exempt under applicable Law.

Section 4.12      Real Property; Title to Assets.

(a)            The Company does not own, and has never owned, any real property. The Company is not a party to any agreement or option to purchase or sell any real property or material interest therein.

(b)            Section 4.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, license or other use/occupancy agreement pursuant to which the Company or any Company Subsidiary leases, subleases or licenses any real property (each, and together with all amendments, modifications, supplements, extensions, renewals, guaranties, non-disturbance agreements and other material agreements with respect thereto, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to SPAC. There are no leases, subleases, concessions or other contracts granting to any person other than the Company or any Company Subsidiary the right to use or occupy any real property, and all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party to such Leases, except as would not, individually or in the aggregate, be material to the respective Lease. Neither the Company nor any Company Subsidiary has subleased, sublicensed or otherwise granted to any person any right to use, occupy or possess any portion of the Leased Real Property. The Company and Company Subsidiaries have not entered into any leases, subleases, arrangements, licenses, management agreements, occupancy agreements, profit sharing agreements, services agreements or other agreements or contracts relating to the use, occupancy, sale, option, disposition or alienation of all or any portion of the Leased Real Property. The Company or applicable Company Subsidiary enjoys peaceful and undisturbed possession and quiet enjoyment of the applicable Leased Real Property and there is no person (other than the Company or applicable Company Subsidiary) in possession or control of the Leased Real Property. No owner of any Leased Real Property is an affiliate of the Company or a Company Subsidiary.

(c)            There are no contractual or legal restrictions that preclude or restrict the ability of the Company or any Company Subsidiary to use any Leased Real Property by such party for the purposes for which it is currently being used, consistent with past practice. There are no latent defects or adverse physical conditions affecting the Leased Real Property, or the improvements thereon, As of the Closing: (i) all rents, required deposits and additional rents due to date pursuant to the Leases have been paid in full, (ii) no security deposit or portion thereof deposited with respect to the Leases has been applied in respect of a breach or default under such Lease which has not been redeposited in full, (iii) neither the Company nor any Company Subsidiary owes any brokerage commissions or finder’s fees with respect to any Lease, and (iv) neither the Company nor any Company Subsidiary has collaterally assigned or granted any security interest in any Lease or any interest therein.

(d)            Each of the Company and the Company Subsidiaries has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens.

(e)            Each Leased Real Property is supplied with utilities and other services reasonably necessary for the operation of the business of the Company or applicable Company Subsidiary as currently conducted at such Leased Real Property, and no fact or condition exists that would result in the termination or impairment of the furnishing of service to any of the Leased Real Property of water, sewer, gas, electric, telephone, drainage and other such utility services. The Leased Real Property and all improvements thereon, including without limitation, the mechanical systems, HVAC systems, plumbing, electrical, security, utility and sprinkler systems, are in reasonably good working condition and repair, subject only to normal, scheduled maintenance and are reasonably sufficient for the operation thereof for its current use.

(f)            Neither the Company nor any Company Subsidiary has received any notice of any special Tax, levy or assessment for benefits or betterments that affect the Leased Real Property and no such special Taxes, levies or assessments are pending or contemplated. Neither the Leased Real Property nor the use or occupancy thereof violates in any way any applicable permits, licenses, certificates of occupancy, covenants, conditions or restrictions, whether federal, state, local or private, and the Leased Real Property or the Company or applicable Company Subsidiary holding the leasehold interest therein has received all required permits, certificates of occupancy, licenses, authorizations and approvals in connection with the use and occupancy thereof, whether in connection with the business of the Company or any Company Subsidiary or otherwise.

(g)            Each Leased Real Property enjoys direct and continuous ingress and egress from dedicated public highways or streets, and no action has been instituted or is pending, threatened or contemplated that would impair or curtail such ingress and egress and there is no reasonable basis for any such action.

(h)            Neither the Company nor any Company Subsidiary has received any notice from any insurance company or board of fire underwriters of any defects or inadequacies that could adversely affect the insurability of any Leased Real Property or requesting the performance of any material work or alteration with respect to any Leased Real Property.

(i)            To the knowledge of the Company, the Leased Real Property is not subject to any outstanding purchase or sale contracts, options or rights of first offer or refusal, in favor of any person other than the Company, and there are no leases or rights of occupancy or use in favor of any person other than the Company. There are no documents related to the Company or the Company Subsidiary’s use of the Leased Real Property other than those included in the definition of Lease. Other than the Company or the Company Subsidiary, there are no persons occupying any portion of the Leased Real Property, as tenants-at-sufferance, trespassers or otherwise. To the knowledge of the Company, there are no special assessments, pending or certified, with respect to any of the Leased Real Property. To the knowledge of the Company, the owners of the Leased Real Property have not made any assignment, mortgage, pledge or hypothecation of any Lease or the rents or use fees due thereunder.

(j)            The Company or applicable Company Subsidiary has failed to renew any Lease that by its terms would otherwise expire, except in the ordinary course of business, consistent with past practice. Except as set forth on Section 4.12(j) of the Company Disclosure Schedule, the consummation of the transaction contemplated by this Agreement does not require the consent of any party to such Lease, will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing.

(k)            The Leased Real Property listed on Section 4.12(k) of the Company Disclosure Schedule constitutes all of the real property and improvements used and occupied by the Company and the Company Subsidiaries necessary to conduct the business of the Company and the Company Subsidiaries as is presently conducted, consistent with practice, and no business activities of the Company and the Company Subsidiaries takes place, occurs or is located on lands or premises other than those included in the Leased Real Property. None of the Leased Real Property is used for any purpose other than the operation of the business of the Company and the Company Subsidiaries.

Section 4.13      Intellectual Property.

(a)            Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following: (i) registered Patents, Trademarks, domain names and Copyrights and applications for any of the foregoing that have been filed with the applicable Governmental Authority that are owned or purported to be owned for use by the Company and/or the Company Subsidiaries (“Registered IP”) (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar and any Patents that is a standard essential patent), (ii) all contracts or agreements to use any Company-Licensed IP, including for the Software, Technology, or Business Systems of any other persons that are material to the Products and/or business of the Company and/or the Company Subsidiaries as currently conducted (other than unmodified, commercially available, “off-the-shelf” Software, Technology or Business Systems with a replacement cost and/or aggregate annual license and maintenance fees of less than $50,000); and (iii) any Software, Technology, or Business Systems owned or purported to be owned by the Company and/or the Company Subsidiaries that is material to the Products and/or business of the Company and/or the Company Subsidiaries as currently conducted and would have a replacement cost of more than $50,000. The Company IP specified on Section 4.13(a) of the Company Disclosure Schedule, constitutes all material Intellectual Property rights used in the operation of the business of the Company and the Company Subsidiaries and is sufficient for the conduct of such business as currently conducted and contemplated to be conducted as of the date hereof.

(b)            The Company or one of the Company Subsidiaries solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and has the right to use pursuant to a valid and enforceable written license, all Company-Licensed IP. All Company-Owned IP is subsisting and, to the knowledge of the Company, valid and enforceable. No loss or expiration of any material Company-Owned IP is threatened or pending. Section 4.13(b) of the Company Disclosure Schedule sets forth all standards-setting organizations or multi-party special interest groups that the Company or any Company Subsidiaries participates, or has, in the past, participated in, where such participation requires the Company or any Company Subsidiaries to grant third parties a license to patents. Except as specified in Section 4.13(b) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is obligated to grant licenses or rights to or otherwise restrict the ability of the Company or any Company Subsidiary to enforce, license or exclude others from using or practicing, any material Company-Owned IP as a result of the Company’s or any Company Subsidiary’s membership or affiliation with any such standards setting organizations or multi-party special interest groups.

(c)            The Company and each of its applicable Company Subsidiaries have taken and take commercially reasonable actions to maintain, protect and enforce Intellectual Property rights in the trade secrets and other Confidential Information in their possession or control, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information. Neither the Company nor any Company Subsidiaries have disclosed any such trade secrets or Confidential Information that is material to the business of the Company and/or the Company Subsidiaries to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such trade secret or Confidential Information.

(d)            In the past six (6) years, (i) there have been no claims filed with a Governmental Authority and served on the Company and/or any of the Company Subsidiaries, or threatened in writing (including email) to be filed, against the Company and/or any of the Company Subsidiaries with any Governmental Authority, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Registered IP, or (B) alleging any infringement or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any material demands or offers to license any Intellectual Property rights from any other person); (ii) the operation of the business of the Company or any of the Company Subsidiaries (including Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons (including any standard essential patent); (iii) to the Company’s knowledge, no other person has infringed, misappropriated or violated any of the Company-Owned IP; and (iv) neither the Company nor any of the Company Subsidiaries have received any formal written opinions of counsel regarding any of the foregoing.

(e)            All current and past founders, officers, management, employees, and contractors who have contributed to, developed or conceived any Company-Owned IP have executed valid, written agreements with the Company or a Company Subsidiary, substantially in the form made available to SPAC, and pursuant to which such persons agreed to maintain in confidence all confidential or proprietary information acquired by them in the course of their relationship with the Company or a Company Subsidiary and assigned to the Company or a Company Subsidiary all of their entire right, title, and interest in and to any Intellectual Property created, conceived or otherwise developed by such person in the course of and related to his, her or its relationship with the Company or a Company Subsidiary, without further consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property, except as otherwise required or prohibited by applicable Law.

(f)            No third person has the current or contingent right to access or possess any material source code that is owned or purported to be owned by the Company or the Company Subsidiaries. Neither the Company nor any Company Subsidiary uses or has used any Open Source Software or any modification or derivative thereof in a manner that would (i) grant or purport to grant to any other person any rights to or immunities under any of the Company-Owned IP, or (ii) require the Company or any Company Subsidiary under the terms of any license, (A) to disclose or distribute the source code to any Product components or Business Systems owned or purported to be owned by the Company or any Company Subsidiary which are incorporated in or necessary for the use of the Products, or (B) to license or provide the source code to any such Business Systems or Product components for the purpose of making derivative works, or to make available for redistribution to any person the source code to any of the Product components at no or minimal charge.

(g)            The Company and the Company Subsidiaries own, lease, license, or otherwise have a valid and enforceable legal right to use all Business Systems, and such Business Systems are sufficient for the immediate and anticipated future needs of the business of the Company as currently conducted. The Company and the Company Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and since the Lookback Date, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects without material cost or liability. The Company and the Company Subsidiaries have purchased a sufficient number of seat licenses for its Business Systems.

(h)            The Company and each of the Company Subsidiaries currently and previously since the Lookback Date have complied in all material respects with (i) all applicable Privacy/Data Security Laws, (ii) industry standards relating to the access, use, processing, and security of Personal Information applicable to the Company, (iii) all published, posted, and internal policies, procedures, and notices of the Company relating to its processing of Personal Information (collectively, the “Privacy Policies”) and (iv) all contractual commitments that the Company and each of the Company Subsidiaries has entered into or is otherwise bound with respect to privacy and/or data security of Personal Information and/or Business Data held or processed by or on behalf of the Company (collectively, the “Data/Privacy Security Requirements”). Since the Lookback Date, the Company and each of the Company Subsidiaries have implemented reasonable data security safeguards designed to protect the security and integrity of its Business Systems, any Business Data held or processed by or on behalf of the Company or the Company Subsidiaries, including implementing reasonable procedures designed to prevent unauthorized access and the introduction of Disabling Devices. Neither the Company nor any Company Subsidiary has inserted and, to the knowledge of the Company, no other person has inserted or alleged to have inserted any Disabling Device in any of the Business Systems or Product components. All Products operate in material compliance with their documentation.

(i)            Since the Lookback Date, neither the Company nor any Company Subsidiary has experienced (i) any breaches to the Data/Privacy Security Requirements that were required to be reported under applicable Privacy/Data Security Laws, (ii) unauthorized access or unauthorized use of any of the Company’s, or the Company’s Subsidiaries’, information systems, or other Technology necessary for the operations of the Company or its subsidiaries that resulted in material disruption to the Company or a Company Subsidiary’s operations or harm to a third party, or (iii) any unauthorized access to, or acquisition of, any Personal Information or Business Data maintained by the Company, or its subsidiaries, or by any third-party service provider on behalf of the Company or any of its subsidiaries that resulted in material disruption to the Company or a Company Subsidiary’s operations or harm to a third party.

(j)            Since the Lookback Date, neither the Company nor any Company Subsidiary has been subject to or received written notice of any audits, proceedings, inquiries (whether formal or informal), or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or relating to the actual, alleged, or potential violation of any applicable Data Security Requirements.

(k)            The Company and each Company Subsidiary has all rights to use the Business Data, in whole or in part, in the manner in which the Company and each Company Subsidiary receives and uses such Business Data prior to the Closing Date. Since the Lookback Date, no person has made a complaint in writing to the Company or the Company Subsidiaries as to any violation of the Data/Privacy Security Requirements, other than claims that have since been resolved without material liability or that would not result in material liability even if unresolved. Neither the Company nor any Company Subsidiary is subject to any contractual requirements, Privacy Policies, or other legal obligations, including based on the Transactions, that would prohibit Merger Sub or SPAC from receiving or using Personal Information or Business Data held or processed by or on behalf of the Company, in a materially similar manner to which the Company receives and uses such Personal Information and Business Data prior to the Closing Date or result in material liabilities in connection with Data/Privacy Security Requirements.

Section 4.14      Taxes.

(a)            The Company and each Company Subsidiary: (i) has filed (taking into account any validly obtained extension of time within which to file) all income and other material Tax Returns required to be filed by it as of the date hereof and all such filed Tax Returns are true, complete and accurate in all material respects; (ii) has paid all material Taxes payable by the Company or any Company Subsidiary (whether or not shown on any Tax Return), except with respect to Taxes that are being contested in good faith and are disclosed in Section 4.14(a) of the Company Disclosure Schedule and for which adequate reserves have been made in accordance with U.S. GAAP, and no material penalties or charges are due with respect to the late filing of any Tax Return of each of the Company and the Company Subsidiaries; (iii) has not waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency in respect of any material amounts of Taxes (other than ordinary course extensions of time to file Tax Returns); and (iv) does not have any deficiency, audit, examination, investigation or other proceeding in respect of material amounts of Taxes or other material Tax matters pending or proposed or threatened in writing, in each case which has not been paid or fully resolved.

(b)            Neither the Company nor any Company Subsidiary is a party to, bound by, or has obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) and has no potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than pursuant to commercial agreements entered into in the ordinary course of business the principal purpose of which does not relate to Taxes.

(c)            No claim has been made in writing (nor to the Company’s knowledge has any claim been made) by any Tax authority in a jurisdiction in which the Company or any Company Subsidiary does not file Tax Returns that it is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(d)            Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or incorrect method of accounting, including by reason of the application of Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; or (iii) installment sale made on or prior to the Closing Date, other than in the ordinary course of business; (iv) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date, other than in respect of such amounts reflected in the balance sheets included in the Company Financial Statements, or received in the ordinary course of business since the date of the most recent balance sheet included in the Company Financial Statements; (v) any intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any analogous provision of state, local or foreign Tax law); or (vi) an election under Section 965(h) of the Code.

(e)            The Company and each Company Subsidiary has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party, and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(f)            Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(g)            Neither the Company nor any Company Subsidiary has liability for the Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor.

(h)            Neither the Company nor any Company Subsidiary has a request for a ruling in respect of Taxes pending between the Company or any Company Subsidiary and any Tax authority.

(i)            The Company and each Company Subsidiary has made available to SPAC true, correct and complete copies of the final filed income Tax Returns filed by each of the Company and Company Subsidiaries for tax years 2019 through 2022.

(j)            Neither the Company nor any Company Subsidiary has within the last two (2) years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(k)            Neither the Company nor any Company Subsidiary has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(l)             Neither the IRS nor any other United States or non-United States Tax authority or agency has asserted in writing any deficiency or claim for any material Taxes that has not been fully resolved.

(m)           There are no material Tax Liens upon any assets of the Company or any Company Subsidiary except for Permitted Liens.

(n)           Neither the Company nor any Company Subsidiary has liability for a material amount of unpaid Taxes that has not been accrued for or reserved on the Company’s or any Company Subsidiary’s Financial Statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of the Company or the Company Subsidiaries in the ordinary course of business.

(o)           To the knowledge of the Company, the Company and each Company Subsidiary is in compliance in all material respects with all applicable transfer pricing laws and regulations.

(p)           Neither the Company nor any Company Subsidiary has taken any action, nor to the knowledge of the Company are there any facts or circumstances, that would reasonably be expected to prevent the Merger from qualifying for the Merger Intended Tax Treatment.

(q)           As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes,”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as any schedules or attachments thereto and amendments thereof) required to be supplied or supplied to a Tax authority relating to Taxes.

Section 4.15      Environmental Matters.

(a)            Neither the Company nor any Company Subsidiary is, or has been since the Lookback Date, in violation in any material respect of any applicable Environmental Law.

(b)           To the knowledge of the Company, neither the Company nor any Company Subsidiary has released or caused any release of Hazardous Substances on, under or emanating from any property currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) in violation of any Environmental Law or in a manner or quantity which requires reporting, investigation, remediation, monitoring or other response action by the Company or any Company Subsidiary pursuant to applicable Environmental Laws.

(c)           Neither the Company nor any Company Subsidiary has received from any person or Governmental Authority, any (i) Environmental Notice or Environmental Claim, or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(d)           To the Company’s knowledge, neither the Company nor any Company Subsidiary has manufactured, treated, stored, handled, distributed, transported or disposed of, or arranged for the transportation or disposal of, Hazardous Substances at any real property owned, operated or leased by the Company or any Company Subsidiary, in violation in any material respect of any Environmental Law or otherwise in a manner or quantity that has resulted or would reasonably be expected to result in a liability to the Company under any Environmental Law.

(e)           The Company and the Company Subsidiaries have all material permits, licenses and other authorizations required of the Company under applicable Environmental Law (“Environmental Permits”).

(f)            The Company and the Company Subsidiaries are in compliance in all material respects with the terms and conditions of its Environmental Permits.

(g)            The Company and the Company Subsidiaries have not assumed, undertaken, provided an indemnity with respect to or otherwise become subject to any liability of any other person under any Environmental Law or order by a Governmental Authority.

(h)           The Company and each of the Company Subsidiaries has delivered to SPAC true, correct and complete copies of all environmental Phase I reports and other material investigations, studies, audits, tests, records, sampling data, tests, reviews or other similar health and safety documents commenced or conducted by or on behalf of the Company (or by a third-party of which the Company has knowledge) in relation to the current or prior business of the Company or any Company Subsidiary or any real property presently or formerly owned, leased, or operated by the Company or any Company Subsidiary (or its or their predecessors) that are in possession, custody or control of the Company or any Company Subsidiary.

Section 4.16      Material Contracts.

(a)            Section 4.16(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all of the following types of contracts and agreements to which the Company or any Company Subsidiary is a party (such contracts and agreements as are required to be set forth on Section 4.16(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i)            each contract and agreement with consideration paid or payable to or by the Company or any Company Subsidiary in each case of more than $500,000, over the 12-month period ending June 30, 2023;

(ii)           each contract and agreement with Suppliers to the Company or any Company Subsidiary for expenditures paid or payable by the Company or any Company Subsidiary in each case of more than $500,000, over the 12-month period ending June 30, 2023;

(iii)          each contract and agreement with customers of the Company or any Company Subsidiary that involves consideration payable to the Company or any Company Subsidiary in each case of more than $500,000, over the 12-month period ending June 30, 2023;

(iv)          all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Company Subsidiary is a party that are material to the business of the Company or any Company Subsidiary;

(v)           all contracts and agreements evidencing Indebtedness (or any guaranty therefor for borrowed money), has the right to draw upon credit that has been extended for Indebtedness, or has granted a Lien on its assets, whether tangible or intangible, to secure any Indebtedness, in each case, in an amount greater than $500,000;

(vi)          all contracts and agreements that are a definitive purchase and sale or similar agreement entered into in connection with an acquisition or disposition by the Company since the Lookback Date of any person or of any business entity or division or business of any person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such person or by any other manner), excluding any such contracts or agreements in which the applicable acquisition or disposition has been consummated and there are no material obligations of the Company ongoing;

(vii)         all partnership, joint venture, profits sharing, carry interest or similar agreements that are material to the business of the Company or any Company Subsidiary;

(viii)        all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permits;

(ix)          all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or in any geographic area or during any period of time or to hire or retain any person, excluding customary confidentiality agreements;

(x)           all contracts or arrangements that result in any person holding a power of attorney from the Company or any Company Subsidiary that relates to the Company or any Company Subsidiary or their business;

(xi)          all leases or master leases of personal property reasonably likely to result in annual payments of $500,000 or more in a 12-month period;

(xii)         all contracts and agreements with outstanding obligations for the sale, purchase or dispositions of any property, assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $500,000 in any calendar year, in each case, other than any sale, purchase or disposition in the ordinary course of business;

(xiii)        all contracts and agreements involving use of any Company-Licensed IP required to be listed in Section 4.13(a) of the Company Disclosure Schedule;

(xiv)        contracts which involve the license or grant of rights to Company-Owned IP by the Company, but excluding any nonexclusive licenses (or sublicenses) of Company-Owned IP granted: (A) to customers in the ordinary course of business consistent with past practice; (B) to Suppliers in the ordinary course of business consistent with past practice for the purpose of providing the applicable services to the Company or any Company Subsidiary; or (C) in the ordinary course of business where the grant of rights to Company-Owned IP is incidental to the purpose of the agreement, including use of a Trademark of the Company or any Company Subsidiary for marketing or similar purposes;

(xv)         any contract that (A) grants to any person any preferred pricing, “most favored nation” or similar rights or (B) grant exclusivity to any person in respect of any geographic location, any customer or any product or service;

(xvi)        any contract or agreement not made in the ordinary course of business and not disclosed pursuant to any other clause under this Section 4.16(a) and expected to result in revenue or require expenditures in excess of $500,000 in the calendar year ending December 31, 2023;

(xvii)       any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K) or any other contract that is material to the Company or any Company Subsidiary, taken as a whole; and

(xviii)      any commitment to enter into any contract or agreement of the type described in the foregoing clauses of this Section 4.16(a).

(b)            (i) each Material Contract is a legal, valid and binding obligation of the Company or any Company Subsidiary and, to the knowledge of the Company, the counterparties thereto, and is enforceable in accordance with its terms and neither the Company nor any Company Subsidiary is in material breach or violation of, or material default under, any Material Contract nor has any Material Contract been canceled by the counterparty; (ii) to the Company’s knowledge, no counterparty is in material breach or violation of, or material default under, any Material Contract; and (iii) neither the Company nor any Company Subsidiary has received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract. The Company and each Company Subsidiary has furnished or made available to SPAC true, correct and complete copies of all Material Contracts without redaction, including all modifications, amendments and supplements thereto.

Section 4.17      Insurance.

(a)            Section 4.17(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, and the principal insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged.

(b)            With respect to each such insurance policy, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole: (i) the policy is legal, valid, binding and enforceable against the Company or the applicable Company Subsidiary in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; (iii) no such action has been threatened; and (iv) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

Section 4.18      Company Stockholder Requisite Approval; Board Approval; Vote Required. The Company Board (including any required committee or subgroup of such board), by resolutions unanimously adopted at a meeting duly called, noticed and held and not subsequently rescinded or modified in any way, or by unanimous written consent in lieu of a meeting if permitted by applicable Law, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved and adopted this Agreement and the Merger and declared their advisability and approved the Merger and the other Transactions, (c) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and (d) directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company’s stockholders. The adoption of this Agreement and the Transactions by the Company Stockholder Requisite Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Transactions. The Company Stockholder Written Consent, when delivered, shall qualify as the Company Stockholder Requisite Approval and no additional approval or vote from any holders of any class or series of capital stock of the Company is necessary to adopt this Agreement and approve the Transactions.

Section 4.19      Anti-Corruption Compliance; Certain Business Practices. The Company and each of its subsidiaries, and each of their respective directors and officers, and, to Company’s knowledge, its employees, agents, and representatives have at all times during the past five (5) years complied in all respects with the provisions of Anti-Corruption Laws. None of the Company, any Company Subsidiary nor, to the Company’s knowledge, any directors or officers, agents or employees of the Company or any Company Subsidiary, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic Government Officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Anti-Corruption Laws; or (c) made any payment that would constitute a bribe, kickback or illegal or improper payment to assist the Company or any Company Subsidiary in obtaining or retaining business for, or with, or directing business to, any person, or in securing any improper advantage. There have been no false or fictitious entries made in the books or records of the Company or any Company Subsidiary relating to any illegal payment or secret or unrecorded fund and the Company has not established or maintained a secret or unrecorded fund. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company and Company Subsidiaries, and their respective directors, officers, employees, agents, and representatives with Anti-Corruption Laws.

Section 4.20      Sanctions and Export Control Compliance.

(a)            The Company and the Company Subsidiaries, and their respective officers and directors, and to the Company’s knowledge, their respective employees, agents, and representatives have at all times during the past five (5) years complied with all applicable Sanctions. During the past five (5) years, none of the Company or its subsidiaries, nor any of their respective directors or officers, nor, to the Company’s knowledge, any of their respective employees, agents, representatives, or beneficial owners: (i) has been or is a Sanctioned Person; (ii) has been or is owned or controlled by a Sanctioned Person; (iii) has maintained or maintains any offices, branches, operations, assets, investments, employees, or agents in any Sanctioned Country; (iv) has participated in any transaction or business dealing with any Sanctioned Person or in any Sanctioned Country; (v) has received from any Governmental Authority or any other person any notice, inquiry, or internal or external allegation regarding an actual or alleged violation of Sanctions; or (vi) made any voluntary or involuntary disclosure to a Governmental Authority regarding an actual or alleged violation of Sanctions.

(b)            The Company and each of its subsidiaries, and each of their respective directors and officers, and to the Company’s knowledge, its employees, agents and representatives have at all times during the past five (5) years complied with Export Control Laws. During the past five (5) years, none of the Company, its subsidiaries, or their respective directors or officers, nor, to the Company’s knowledge, any of its agents, employees, or representatives: (i) has received from any Governmental Authority or any other person any notice, inquiry, or internal or external allegation regarding an actual or alleged violation of Export Control Laws; or (ii) made any voluntary or involuntary disclosure to a Governmental Authority regarding an actual or alleged violation of Export Control Laws.

Section 4.21      Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director or officer of the Company or, to the Company’s knowledge, no other affiliate of the Company or any Company Subsidiary has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Section 4.16(a) of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company or any Company Subsidiary, other than customary indemnity arrangements and customary employment-related agreements and arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.21. Neither the Company nor any Company Subsidiary has, since the Lookback Date, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or any Company Subsidiary, or (ii) materially modified any term of any such extension or maintenance of credit.

Section 4.22      Exchange Act. Neither the Company nor any Company Subsidiary are currently (or has not previously been) subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 4.23      Brokers. Except as set forth on Section 4.23 of the Company Disclosure Schedule, no broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 4.24      Registration Statement. None of the information relating to the Company or the Company Subsidiaries supplied by the Company, or by any other person acting on behalf of the Company, in writing specifically for inclusion in the Registration Statement will, as of (i) the time the Registration Statement becomes effective under the Securities Act, (ii) the date of mailing of the Proxy Statement to stockholders of SPAC or (iii) the time of the SPAC Stockholders’ Meeting (including any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.24, no representation or warranty is made by the Company with respect to information or statements made in the Registration Statement that were not supplied by or on behalf of the Company for use therein.

Section 4.25      Stockholder Support Agreement. The Company has delivered to SPAC a true, correct and complete copy of the Stockholder Support Agreement. The Stockholder Support Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and, to the knowledge of the Company, no withdrawal, termination, amendment or modification is contemplated. The Stockholder Support Agreement is a legal, valid and binding obligation of the Key Company Stockholders and neither the execution or delivery by any party thereto of, nor the performance of any party’s obligations under, the Stockholder Support Agreement violates any provision of, or results in the breach of or default under, or requires any filing, registration or qualification under, any applicable Law in any material respect. To the knowledge of the Company, no event has occurred that, with or without notice, lapse of time or both, would constitute a material default or material breach on the part of any Key Company Stockholder under any term or condition of the Stockholder Support Agreement. The Key Company Stockholders hold a number of shares of the Company sufficient to provide the Company Stockholder Requisite Approval.

Section 4.26      PIPE Investment.

(a)            The Company has delivered to SPAC true, correct and complete copies of each of the PIPE Subscription Agreements and Company CVT Convertible Notes entered into by it with the applicable PIPE Investors and CVT Investors named therein, pursuant to which the PIPE Investors or CVT Investors have provided, or committed to provide, the PIPE Financing or CVT Financing, as applicable. To the knowledge of the Company, with respect to each PIPE Investor or CVT Investor, each PIPE Subscription Agreement and each Company CVT Convertible Note is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by the Company. Each PIPE Subscription Agreement and each Company CVT Convertible Note is a legal, valid and binding obligation of the Company and, to the knowledge of the Company, each PIPE Investor or CVT Investor that is party thereto, and none of the execution, delivery or performance of obligations under such PIPE Subscription Agreement and Company CVT Convertible Note by the Company or, to the knowledge of the Company, such PIPE Investor or CVT Investor, as applicable, violates any applicable laws. There are no other agreements, side letters, or arrangements between the Company and any PIPE Investor or CVT Investor relating to any PIPE Subscription Agreement or Company CVT Convertible Note that could affect the obligation of such PIPE Investors or CVT Investors to contribute to the Company or SPAC, as applicable, the applicable portion of the PIPE Financing amount set forth in the PIPE Subscription Agreement of such PIPE Investor or CVT Financing amount set forth in the Company CVT Convertible Note of such CVT Investor, and, as of the date hereof, the Company does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any PIPE Subscription Agreement or Company CVT Convertible Note not being satisfied, or the PIPE Financing amount or CVT Financing Amount not being available to the Company or SPAC, as applicable, when due pursuant to the terms thereof (and in any event, at or prior to the Closing Date). No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Company under any material term or condition of any PIPE Subscription Agreement or Company CVT Convertible Note and, as of the date hereof, the Company has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any PIPE Subscription Agreement or Company CVT Convertible Note. The PIPE Subscription Agreements and Company CVT Convertible Notes contain all of the conditions precedent (other than the conditions contained in the other agreements related to the Transactions) to the obligations of the PIPE Investors or CVT Investors to contribute to the Company or SPAC, as applicable, the applicable portion of the PIPE Financing amount or CVT Financing amount set forth therein.

(b)           No fees, consideration or other discounts are payable or have been agreed by the Company to any PIPE Investor in respect of its portion of the PIPE Financing amount or any CVT Investor in respect of its portion of the CVT Financing Amount, except as set forth in the PIPE Subscription Agreements or the Company CVT Convertible Notes.

Section 4.27      Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company or any Company Subsidiary, their affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to SPAC, its affiliates or any of their respective Representatives by, or on behalf of, Company or any Company Subsidiary, and any such representations or warranties are expressly disclaimed and none of SPAC or Merger Sub shall have any claim with respect to their purported use of, or reliance on, any such representations and warranties, except those representations or warranties set forth in this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither the Company or any Company Subsidiary nor any other person on behalf of Company or any Company Subsidiary has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to SPAC, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or any Company Subsidiary (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to SPAC, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.

Article V.
REPRESENTATIONS AND WARRANTIES OF SPAC AND MERGER SUB

Except as set forth (i) on SPAC’s disclosure schedule delivered by SPAC in connection with this Agreement (“SPAC Disclosure Schedule”) or (ii) in the SPAC SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such SPAC SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing disclosed in such SPAC SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 5.01 (Corporate Organization), Section 5.03 (Capitalization) and Section 5.04 (Authority Relative to this Agreement)), SPAC hereby represents and warrants to the Company as follows:

Section 5.01      Corporate Organization.

(a)            Each of SPAC and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

(b)            Merger Sub is the only subsidiary of SPAC. Except for Merger Sub, SPAC does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

Section 5.02      Certificate of Incorporation and Bylaws. Each of SPAC and Merger Sub has heretofore furnished to the Company complete and correct copies of the SPAC Organizational Documents and the Merger Sub Organizational Documents. The SPAC Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither SPAC nor Merger Sub is in violation of any of the provisions of the SPAC Organizational Documents and the Merger Sub Organizational Documents.

Section 5.03      Capitalization.

(a)            The authorized capital stock of SPAC consists of (i) 200,000,000 shares of SPAC Class A Common Stock, (ii) 20,000,000 shares of SPAC Class B Common Stock, and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“SPAC Preferred Stock”). As of the date of this Agreement (i) 4,039,934 shares of SPAC Class A Common Stock are issued and outstanding, all of which are subject to Redemption Rights and all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) 8,625,000 shares of SPAC Class B Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (iii) no shares of SPAC Common Stock are held in the treasury of SPAC, (iv) 17,250,000 SPAC Warrants and 9,400,000 SPAC Private Placement Warrants are issued and outstanding, (v) 17,250,000 shares of SPAC Class A Common Stock are reserved for future issuance pursuant to the SPAC Warrants and (vi) 9,400,000 shares of SPAC Class A Common Stock are reserved for future issuance pursuant to the SPAC Private Placement Warrants. As of the date of this Agreement, there are no shares of SPAC Preferred Stock issued and outstanding. Except as set forth in this Section 5.03(a), there are no equity interests in SPAC.

(b)            As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share (the “Merger Sub Common Stock”). As of the date hereof, 100 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to, nor where they issued in violation of any, preemptive rights, rights of first refusal or similar rights, and are held by SPAC free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub Organizational Documents.

(c)            All outstanding SPAC Units, shares of SPAC Common Stock and SPAC Warrants have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the SPAC Organizational Documents.

(d)            The Aggregate Transaction Consideration being delivered by SPAC hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the SPAC Organizational Documents. The Aggregate Transaction Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

(e)            Except for securities issued pursuant to the PIPE Subscription Agreements, securities issued by SPAC as permitted by this Agreement and the SPAC Warrants, and securities issuable by SPAC pursuant to the Sponsor Loans and any SPAC Working Capital Loans, SPAC has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of SPAC or obligating SPAC to issue or sell any shares of capital stock of, or other equity interests in, SPAC. All shares of SPAC Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither SPAC nor any subsidiary of SPAC is a party to, or otherwise bound by, and neither SPAC nor any subsidiary of SPAC has granted, any equity appreciation rights, participations, phantom equity or similar rights. SPAC is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of SPAC Common Stock or any of the equity interests or other securities of SPAC or any of its subsidiaries. Other than the Redemption Rights, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any shares of equity interests in SPAC. There are no outstanding contractual obligations of SPAC to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 5.04      Authority Relative to this Agreement. Each of SPAC and Merger Sub have all necessary power and authority to execute and deliver this Agreement and each Transaction Document to which they are contemplated to be a party, to perform all of its respective obligations hereunder and thereunder and, subject to the approval and adoption of the SPAC Proposals by the stockholders of SPAC, to consummate the Transactions. The execution and delivery of this Agreement and each Transaction Document to which SPAC or Merger Sub are contemplated to be a party by each of SPAC and Merger Sub and the consummation by each of SPAC and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of SPAC or Merger Sub are necessary to authorize this Agreement or and Transaction Document to which they are contemplated to be a party or to consummate the Transactions (other than (a) with respect to the Merger, the approval and adoption of the SPAC Proposals by the stockholders of SPAC as the SPAC Stockholders’ Meeting and (b) the filings required by applicable Law). This Agreement and each Transaction Document to which such party is contemplated to be a party has been duly and validly executed and delivered by SPAC and Merger Sub and, assuming due authorization, execution and delivery by the Company or any Company Subsidiary, constitutes a legal, valid and binding obligation of SPAC or Merger Sub, enforceable against SPAC or Merger Sub in accordance with its terms subject to the Remedies Exceptions.

Section 5.05      No Conflict; Required Filings and Consents.

(a)            The execution and delivery of this Agreement and each Transaction Document to which they are contemplated to be a party by each of SPAC and Merger Sub do not, and the performance of this Agreement and each Transaction Document to which they are contemplated to be a party by each of SPAC and Merger Sub will not, (i) conflict with or violate the SPAC Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of SPAC or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of SPAC or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of SPAC or Merger Sub is a party or by which each of SPAC or Merger Sub or any of their properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a SPAC Material Adverse Effect.

(b)            The execution and delivery of this Agreement and each Transaction Document to which they are contemplated to be a party by each of SPAC and Merger Sub do not, and the performance of this Agreement and each Transaction Document to which they are contemplated to be a party by each of SPAC and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, and the filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent SPAC or Merger Sub from performing its material obligations under this Agreement.

(c)            The “ultimate parent entity,” as defined under 16 C.F.R. § 801.1(a)(3), of SPAC does not meet the thresholds described in 15 U.S.C. § 18a(a)(2)(B)(ii)(I).

Section 5.06      Compliance. Neither SPAC nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to SPAC or Merger Sub or by which any property or asset of SPAC or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SPAC or Merger Sub is a party or by which SPAC or Merger Sub or any property or asset of SPAC or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a SPAC Material Adverse Effect. Each of SPAC and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for SPAC or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted, except, where the failure to have such material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority would not, individually or in the aggregate, have or reasonably be expected to have a SPAC Material Adverse Effect.

Section 5.07      SEC Filings; Financial Statements; Sarbanes-Oxley.

(a)            SPAC has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since November 8, 2021, together with any amendments, restatements or supplements thereto (collectively, the “SPAC SEC Reports”). SPAC has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by SPAC with the SEC to all agreements, documents and other instruments that previously had been filed by SPAC with the SEC and are currently in effect. As of their respective dates, the SPAC SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of SPAC has filed with the SEC on a timely basis all documents required with respect to SPAC by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b)            Each of the financial statements (including, in each case, any notes and schedules thereto) contained in the SPAC SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of SPAC as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to have a SPAC Material Adverse Effect). SPAC has no off-balance sheet arrangements that are not disclosed in the SPAC SEC Reports and SPAC and Merger Sub have no material liability, debt or obligation, except for liabilities, debts and obligations (i) reflected or reserved for on SPAC’s balance sheet for the fiscal quarter ended June 30, 2023 as reported on Form 10-Q or disclosed in the notes thereto, (ii) that have arisen since June 30, 2023 in the ordinary course of the operation of business of SPAC consistent with past practice or (iii) incurred in connection with the Transactions. No financial statements other than those of SPAC are required by GAAP to be included in the consolidated financial statements of SPAC.

(c)            Except as and to the extent set forth in the SPAC SEC Reports, neither SPAC nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of SPAC’s and Merger Sub’s business.

(d)            SPAC is in compliance in all material respects with the applicable corporate governance rules and regulations of NYSE.

(e)            SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act and the listing standards of NYSE). Such disclosure controls and procedures are designed to ensure that material information relating to SPAC and other material information required to be disclosed by SPAC in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to SPAC’s co-principal executive officers and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting SPAC’s co-principal executive officers and principal financial officer to material information required to be included in SPAC’s periodic reports required under the Exchange Act.

(f)            SPAC maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that SPAC maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements.

(g)            There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC. SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h)            Since SPAC’s formation, neither SPAC (including any employee thereof) nor SPAC’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by SPAC (whether or not remediated), (ii) any fraud, whether or not material, that involves SPAC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (iii) any claim or allegation regarding any of the foregoing.

(i)             As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SPAC SEC Reports. To the knowledge of SPAC, none of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.08      Absence of Certain Changes or Events. Since its formation through the date of this Agreement, except as expressly contemplated by this Agreement, (a) SPAC has conducted its business in the ordinary course and in a manner consistent with past practice, and (b) there has not been any SPAC Material Adverse Effect.

Section 5.09      Absence of Litigation. There is no Action pending or, to the knowledge of SPAC, threatened against SPAC, or any property or asset of SPAC, before any Governmental Authority. Neither SPAC nor any material property or asset of SPAC is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of SPAC, continuing investigation by, any Governmental Authority. There is no unsatisfied judgment or any open injunction binding upon SPAC.

Section 5.10      Board Approval; Vote Required.

(a)            The SPAC Board, by resolutions duly adopted by majority vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of SPAC and its stockholders, (ii) determined that the fair market value of the Company is equal to at least 80% of the Trust Account, as applicable, (iii) approved this Agreement and the Transactions and declared their advisability, (iv) recommended that the stockholders of SPAC approve and adopt this Agreement and the Transactions, and directed that this Agreement and the Transactions, be submitted for consideration by the stockholders of SPAC at the SPAC Stockholders’ Meeting.

(b)            The only vote of the holders of any class or series of capital stock of SPAC necessary to approve the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of SPAC Common Stock, except as required to amend, alter or repeal any provisions of the SPAC Certificate of Incorporation, for which a vote or written consent of the holders of a majority of the shares of SPAC Class B Common Stock then outstanding shall be required, according to Section 4.3(b)(iii) of the SPAC Certificate of Incorporation.

(c)            The Merger Sub Board, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and declared their advisability, (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions be submitted for consideration by the sole stockholder of Merger Sub.

(d)            The only vote of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Merger and the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

Section 5.11      No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement. Except as contemplated by this Agreement, Merger Sub will have no material assets, liabilities or obligations at all times prior to the Effective Time.

Section 5.12      Brokers. Except as set forth on Section 5.12 of the SPAC Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of SPAC or Merger Sub.

Section 5.13      SPAC Trust Fund. As of the date of this Agreement, SPAC has no less than $43,348,622 in the trust fund established by SPAC for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at Morgan Stanley Smith Barney LLC (the “Trust Account”). The monies of such Trust Account are invested in interest bearing deposits, United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of November 3, 2021, between SPAC and the Trustee (as amended, the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions, and no termination, repudiation, rescission, amendment, supplement or modification is contemplated. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by SPAC or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between SPAC and the Trustee or any other person that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of SPAC, that would entitle any person (other than (i) stockholders of SPAC who shall have elected to redeem their shares of SPAC Class A Common Stock pursuant to the SPAC Organizational Documents, (ii) the underwriters of SPAC’s initial public offering who would be entitled to the Deferred Underwriting Commission upon consummation of the Transactions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the SPAC Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of SPAC, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, SPAC shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to SPAC as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate. Subject to the foregoing, the liabilities and obligations of SPAC due and owing or incurred at or prior to the Effective Time shall be paid pursuant to the terms of this Agreement. As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC at the Effective Time.

Section 5.14      PIPE Investment.

(a)            Each PIPE Subscription Agreement is a legal, valid and binding obligation of SPAC, and none of the execution, delivery or performance of obligations under such PIPE Subscription Agreement by SPAC violates any applicable laws. There are no other agreements, side letters, or arrangements between SPAC and any PIPE Investor relating to any PIPE Subscription Agreement that could affect the obligation of such PIPE Investors to contribute to SPAC the applicable portion of the PIPE Financing amount set forth in the PIPE Subscription Agreement of such PIPE Investors, and, as of the date hereof, SPAC does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any PIPE Subscription Agreement not being satisfied, or the PIPE Financing amount not being available to SPAC, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of SPAC under any material term or condition of any PIPE Subscription Agreement and, as of the date hereof, SPAC has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any PIPE Subscription Agreement.

(b)            No fees, consideration or other discounts are payable or have been agreed by SPAC or Merger Sub (including, from and after the Closing, the Surviving Corporation and its Subsidiaries) to any PIPE Investor in respect of its portion of the PIPE Financing amount, except as set forth in the PIPE Subscription Agreements.

Section 5.15      Employees. Other than any officers as described in the SPAC SEC Reports, SPAC and Merger Sub have never employed any employees. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, SPAC has no unsatisfied material liability with respect to any employee, officer or director. SPAC and Merger Sub have never and do not currently maintain, sponsor, contribute to or have any liability under any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement nor the other Ancillary Agreements nor the consummation of the Transactions (either alone or in combination with another event) would reasonably be expected to (i) result in any payment (including separation, severance, termination, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of SPAC, or (ii) result in the acceleration of the time of payment or vesting, or increase the amount, of any material benefit or other compensation due to any individual. The Transactions shall not be the direct or indirect cause of any amount paid or payable by the SPAC, Merger Sub or any affiliate being classified as an “excess parachute payment” under Section 280G of the Code or the imposition of any additional Tax under Section 409A(a)(1)(B) of the Code. There is no contract, agreement, plan or arrangement to which SPAC or Merger Sub is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any person.

Section 5.16      Taxes.

(a)            Each of SPAC and Merger Sub: (i) has filed (taking into account any validly obtained extension of time within which to file) all income and other material Tax Returns required to be filed by it as of the date hereof and all such filed Tax Returns are true, complete and accurate in all material respects; (ii) has paid all material Taxes payable by SPAC or Merger Sub (whether or not shown on any Tax Return), except with respect to Taxes that are being contested in good faith and are disclosed in Section 5.16(a) of the SPAC Disclosure Schedule and for which adequate reserves have been made in accordance with U.S. GAAP, and no material penalties or charges are due with respect to the late filing of any Tax Return of each of SPAC and Merger Sub; (iii) has not waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency in respect of any material amounts of Taxes (other than ordinary course extensions of time to file Tax Returns); and (iv) does not have any deficiency, audit, examination, investigation or other proceeding in respect of material amounts of Taxes or other material Tax matters pending or proposed or threatened in writing, in each case which has not been paid or fully resolved.

(b)            Neither SPAC nor Merger Sub is a party to, bound by, or has obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) and has no potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than pursuant to commercial agreements entered into in the ordinary course of business the principal purpose of which does not relate to Taxes.

(c)            No claim has been made in writing (nor to the SPAC’s knowledge has any claim been made) by any Tax authority in a jurisdiction in which SPAC or Merger Sub does not file Tax Returns that it is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(d)            Neither SPAC nor Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or incorrect method of accounting, including by reason of the application of Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; or (iii) installment sale made on or prior to the Closing Date, other than in the ordinary course of business; (iv) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date, other than in respect of such amounts reflected in the balance sheets included in the SPAC SEC Reports, or received in the ordinary course of business since the date of the most recent balance sheet included in the SPAC SEC Reports; (v) any intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any analogous provision of state, local or foreign Tax law); or (vi) an election under Section 965(h) of the Code.

(e)            Each of SPAC and Merger Sub has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(f)             Neither SPAC nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(g)            Neither SPAC nor Merger Sub has liability for the Taxes of any person (other than SPAC) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor.

(h)            Neither SPAC nor Merger Sub has a request for a ruling in respect of Taxes pending between SPAC or Merger Sub and any Tax authority.

(i)             SPAC and Merger Sub has made available to Company true, correct and complete copies of the final filed income Tax Returns filed by each of SPAC and Merger Sub for tax years 2020 through 2022.

(j)             Neither SPAC nor Merger Sub has within the last two (2) years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(k)            Neither SPAC nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(l)             Neither the IRS nor any other United States or non-United States Tax authority or agency has asserted in writing any deficiency or claim for any material Taxes that has not been fully resolved.

(m)           There are no material Tax Liens upon any assets of SPAC or Merger Sub except for Permitted Liens.

(n)            Neither SPAC nor Merger Sub has liability for a material amount of unpaid Taxes that has not been accrued for or reserved on SPAC or Merger Sub financial statements set forth in the SPAC SEC Reports, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of SPAC or Merger Sub in the ordinary course of business.

(o)            To the knowledge of SPAC, each of SPAC and Merger Sub is in compliance in all material respects with all applicable transfer pricing laws and regulations.

(p)            Neither SPAC nor Merger Sub has taken any action, nor to the knowledge of SPAC are there any facts or circumstances, that would reasonably be expected to prevent the Merger from qualifying for the Merger Intended Tax Treatment.

Section 5.17      Listing. The issued and outstanding SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “CNDB.U” The issued and outstanding shares of SPAC Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “CNDB”. The issued and outstanding SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “CNDB.WS”. As of the date of this Agreement, there is no Action pending or, to the knowledge of SPAC, threatened in writing against SPAC by the NYSE or the SEC with respect to any intention by such entity to deregister the SPAC Units, the shares of SPAC Class A Common Stock, or SPAC Warrants or terminate the listing of SPAC on the NYSE. None of SPAC or any of its affiliates has taken any action in an attempt to terminate the registration of the SPAC Units, the shares of SPAC Class A Common Stock, or the SPAC Warrants under the Exchange Act.

Section 5.18      SPAC’s and Merger Sub’s Investigation and Reliance. Each of SPAC and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Company Subsidiaries and the Transactions, which investigation, review and analysis were conducted by SPAC and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. SPAC, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and the Company Subsidiaries and other information that they have requested in connection with their investigation of the Company and the Company Subsidiaries and the Transactions. Neither SPAC nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of its Representatives and each of SPAC and Merger Sub expressly disclaim and negate any other express or implied representation or warranty whatsoever (whether at Law or in equity), except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule). Neither the Company nor any of its respective stockholders, affiliates or Representatives shall have any liability to SPAC, Merger Sub or any of their respective stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to SPAC or Merger Sub or any of their Representatives, whether orally or in writing, in any Confidential Information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company nor any of its stockholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and the Company Subsidiaries.

Section 5.19      Certain Business Practices. Since November 8, 2021, none of SPAC, Merger Sub, nor, to SPAC’s knowledge, any directors or officers, agents or employees of SPAC or Merger Sub has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic Government Officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any payment in the nature of criminal bribery.

Section 5.20      Investment Company Act. Neither SPAC nor Merger Sub is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.21      Takeover Statutes and Charter Provisions. The SPAC Board has taken all action necessary so that the restrictions on business combination set forth in Section 203 of the DGCL or any similar restrictions under any foreign Laws will be inapplicable to this Agreement and the Transactions, including the Merger and the issuance of New SPAC Common Stock. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or similar domestic or foreign Law applies with respect to SPAC or Merger Sub in connection with this Agreement, the Merger, the issuance of New SPAC Common Stock or any of the other Transactions. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which SPAC or Merger Sub is subject, party or otherwise bound.

Article VI.
CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01      Conduct of Business by the Company Pending the Merger.

(a)            The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement (such period, the “Interim Period”), except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01(a) of the Company Disclosure Schedule, or (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), unless SPAC shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

(i)            the Company and each Company Subsidiary shall conduct its business in the ordinary course of business and in a manner consistent with past practice; and

(ii)            the Company and each Company Subsidiary shall use its commercially reasonable efforts to preserve substantially intact the current business organization of the Company and each Company Subsidiary, to keep available the services of the current officers and key employees of the Company and each Company Subsidiary and to preserve intact the current business relationships and ongoing relationships of the Company and each Company Subsidiary with material customers, Suppliers, joint venture partners, distributors, creditors, landlords and other business relations of the Company.

(b)            By way of amplification and not limitation, except (1) as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including, for the avoidance of doubt, as contemplated pursuant to the PIPE Subscription Agreements), (2) as set forth in Section 6.01(b) of the Company Disclosure Schedule, or (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), neither the Company nor any Company Subsidiary shall, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of SPAC (which consent shall not be unreasonably conditioned, withheld or delayed):

(i)            amend or otherwise change the Company Certificate of Incorporation or the Company’s bylaws or equivalent organizational documents, except for any amendment to the Company Certificate of Incorporation strictly necessary to facilitate the Closing in accordance with the terms and conditions of this Agreement;

(ii)           form or create any subsidiaries;

(iii)          issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary; provided however, that (1) grants of Company Options or Company RSUs pursuant to and in accordance with the Company Equity Plan in the ordinary course of business, shall not be subject to the limitations of this Section 6.01(b)(iii) to the extent that the number of shares of Company Common Stock subject to such Company Options and Company RSUs, in the aggregate, do not exceed the lesser of (x) 2,705,000 or (y) that number of shares remaining in the share pool of the Company Equity Plan as of the date hereof and (2) the exercise of any Company Options or settlement of any Company RSUs shall not be subject to the limitations of this Section 6.01(b)(iii), or (B) except in the ordinary course of business and in a manner consistent with past practice, any material assets of the Company;

(iv)         declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests;

(v)           reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities or other equity interests;

(vi)          (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof; or (B) incur any Indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets;

(vii)         Except as required by the terms of any Plan or Service Agreement set forth on Section 4.10(a) of the Company Disclosure Schedule or the grant of equity awards as permitted under Section 6.01(b)(iii): (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant of the Company or any Company Subsidiary, other than increases in base compensation to employees or other individual service providers whose base compensation would not exceed, on an annualized basis, $250,000, (B) enter into any new, or amend any existing Service Agreement or severance or termination agreement with or grant any change of control or retention payments or benefits to, in each case, any current or former director, officer, employee or consultant whose base compensation would exceed, on an annualized basis, $250,000, (C) take any action that will result in the acceleration of vesting or payment timing or requirement for funding of any compensation or benefits to any current or former director, officer, employee or consultant of the Company or any Company Subsidiary or (D) hire any person whose base compensation would exceed, on an annualized basis, $250,000, or terminate any current director, officer, employee or consultant provider whose base compensation would exceed, on an annualized basis, $250,000 other than for cause;

(viii)        institute a layoff resulting in the termination of employment of (x) one or more key employees or (y) more than five (5) employees who are not key employees;

(ix)          voluntarily recognize a labor union or similar organization or enter into a collective bargaining agreement or other labor union contract;

(x)           other than as required by Law or pursuant to the terms of an agreement entered into prior to the date of this Agreement and reflected on Section 4.10(a) of the Company Disclosure Schedule, grant any severance or termination pay to, any director, officer, or other employee of the Company or any Company Subsidiary;

(xi)          adopt, amend and/or terminate any Plan (or any arrangement that would be considered a Plan if in effect on the date hereof) except (x) as may be required by applicable Law or (y) in the event of annual renewals of health and welfare programs in the ordinary course and consistent with past practice;

(xii)         except in the ordinary course of business consistent with past practice, make any material Tax election, amend any material Tax Return or settle or compromise any material United States federal, state, local or non-United States income Tax liability, in each case, that could reasonably be expected to have an adverse and material impact on the Company or any Company Subsidiary;

(xiii)        materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, in each case in a manner that is adverse to the Company or any Company Subsidiary, taken as a whole;

(xiv)        (x) permit any material item of Company IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, (y) fail to pay all required fees and taxes required or advisable to maintain and protect its interest in any material item of Company IP, or (z) sell, assign, license or sublicense (other than nonexclusive licenses and sublicenses of Company IP granted in the ordinary course of business) any material item of Company IP;

(xv)         modify any Privacy Policy or the operation or security of any Business Systems, except as reasonably determined by the Company to be required by Privacy/Data Security Laws;

(xvi)        acquire any fee interest in real property;

(xvii)       waive, release, compromise, settle or satisfy any pending or threatened material claim or compromise or settle any liability, other than in the ordinary course of business;

(xviii)     enter into any material new line of business outside of the business currently conducted by the Company or any of the Company Subsidiaries; or

(xix)        enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Section 6.02      Conduct of Business by SPAC and Merger Sub Pending the Merger. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including, for the avoidance of doubt, as contemplated pursuant to the PIPE Subscription Agreements), set forth on Section 6.02 of the SPAC Disclosure Schedule, or required by applicable Law (including as may be requested or compelled by any Governmental Authority), SPAC agrees that during the Interim Period, unless the Company or Company Subsidiary shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of SPAC and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, as set forth on Section 6.02 of the SPAC Disclosure Schedule, or as required by applicable Law (including as may be requested or compelled by any Governmental Authority), neither SPAC nor Merger Sub shall, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of the Company or Company Subsidiary (which consent shall not be unreasonably withheld, delayed or conditioned):

(a)            amend or otherwise change the SPAC Organizational Documents or the Merger Sub Organizational Documents or form any subsidiary of SPAC other than Merger Sub, other than as strictly necessary to facilitate the Closing in accordance with the terms and conditions of this Agreement;

(b)            declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the SPAC Organizational Documents;

(c)            reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the SPAC Common Stock or SPAC Warrants except for redemptions from the Trust Fund that are required pursuant to the SPAC Organizational Documents;

(d)            issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of SPAC or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of SPAC or Merger Sub;

(e)            acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(f)             form or create any subsidiaries;

(g)            incur any Indebtedness for borrowed money or guarantee any such Indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of SPAC, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice;

(h)            enter into, renew or amend in any material respect, any transaction or contract with an affiliate of SPAC (including, for the avoidance of doubt, (x) the Sponsor or anyone related by blood, marriage or adoption to Sponsor and (y) any person in which any Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(i)             waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened action) or compromise or settle any liability in excess of $50,000 individually or $150,000 in the aggregate;

(j)             make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(k)            except in the ordinary course of business consistent with past practice, make any material Tax election, amend any material Tax Return or settle or compromise any material United States federal, state, local or non-United States income Tax liability, in each case, that could reasonably be expected to have an adverse and material impact on SPAC or the Merger Sub;

(l)             amend the Trust Agreement or any other agreement related to the Trust Account; or

(m)           enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Section 6.03      Claims Against Trust Account. The Company acknowledges that SPAC is a special purpose acquisition company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, and the Company has read SPAC’s final prospectus, dated as of November 3, 2021, and other SPAC SEC Reports, the SPAC Organizational Documents and understands that SPAC has established the Trust Account described therein for the benefit of SPAC’s public stockholders, and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges and agrees that SPAC’s sole assets consist of the cash proceeds of SPAC’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. The Company further acknowledges that, if the Merger and the other Transactions are not consummated by November 8, 2023, or such later date pursuant to a SPAC Extension, SPAC will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its affiliates) agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and SPAC on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.03 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company (on behalf of itself and its affiliates) hereby irrevocably waives any Claim they may have, now or in the future and will not seek recourse against the Trust Fund or any trustee of the Trust Account and SPAC for any reason whatsoever; provided, however, that the foregoing waiver will not limit or prohibit the Company from pursuing a claim against SPAC, Merger Sub or any other person (a) for legal relief against monies or other assets of SPAC or Merger Sub held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions. In the event that the Company commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, SPAC shall be entitled to recover from the Company the associated reasonable legal fees and costs in connection with any such action, in the event SPAC prevails in such action or proceeding. The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its affiliates to induce SPAC to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its affiliates under applicable law. This Section 6.03 shall survive the termination of this Agreement for any reason.

Article VII.
ADDITIONAL AGREEMENTS

Section 7.01      Proxy Statement; Registration Statement.

(a)            As promptly as practicable after the execution of this Agreement and receipt of the Required Financials, (i) SPAC and the Company shall prepare and SPAC shall file with the SEC a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of SPAC with respect to the special meeting of SPAC’s stockholders (the “SPAC Stockholders’ Meeting”) to be held to consider the (A) approval and adoption of this Agreement and the Transactions as a business combination, (B) the adoption and approval of the Merger, (C) the issuance of shares of New SPAC Common Stock in connection with the Merger, (D) the amendment and restatement of the SPAC Certificate of Incorporation in the form of the SPAC Second Amended and Restated Certificate of Incorporation, (E) the election of members of the SPAC Board in accordance with Section 2.05, (F) the adoption and approval of any other proposals as the SEC (or staff member thereof) or NYSE may indicate are necessary in its comments to the Proxy Statement, the Registration Statement or correspondence related thereto, (G) the adoption and approval of any other proposals as reasonably agreed by SPAC and the Company to be necessary or appropriate in connection with the Transactions and (H) the adjournment of the SPAC Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (H), together, the “SPAC Proposals”), and (ii) SPAC and the Company shall prepare, and SPAC shall file with the SEC, a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of New SPAC Common Stock (A) that constitute the Aggregate Transaction Consideration and (B) held by the stockholders of SPAC immediately prior to the Effective Time. Without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), the SPAC Proposals shall be the only matters (other than procedural matters) that SPAC shall propose to be acted on by SPAC’s stockholders at the SPAC Stockholders’ Meeting, as adjourned or postponed. The Registration Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Company shall furnish all information concerning the Company as SPAC may reasonably request in connection with such actions and the preparation of the Proxy Statement and Registration Statement, including updates to the Required Financials as required prior to the effective date of the Registration Statement to address subsequent interim periods and to ensure compliance with PCAOB or AICPA requirements, as the case may be. SPAC and the Company each shall use their reasonable best efforts to (i) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement and the Registration Statement, (ii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing with the SEC and (iii) keep the Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Registration Statement, SPAC shall take any and all action required under any applicable federal or state securities laws in connection with the issuance of shares of New SPAC Common Stock, in each case to be issued or issuable to the stockholders of the Company in connection with this Agreement. SPAC shall cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the SPAC Board in accordance with Section 7.02(a), as promptly as practicable (but in no event later than five (5) Business Days except as otherwise required by applicable Law) following the earlier to occur of: (x) in the event the Registration Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; or (y) in the event the Registration Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC and promptly (and in no event later than the fifth (5th) Business Day following the date of this Agreement) commence a “broker search” in accordance with Rule 14a-12 of the Exchange Act.

(b)            No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by SPAC or the Company without the approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed). SPAC and the Company each will advise the other, promptly after they receive notice thereof, (i) of the time when the Registration Statement has become effective or any supplement or amendment has been filed, (ii) of the issuance of any stop order, (iii) of the suspension of the qualification of the New SPAC Common Stock to be issued or issuable to the stockholders of the Company in connection with this Agreement for offering or sale in any jurisdiction, (iv) of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or (v) written or oral comments thereon and responses thereto or requests by the SEC for additional information. Each of SPAC and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement or the Registration Statement and any amendment to the Proxy Statement or the Registration Statement filed in response thereto.

(c)            SPAC represents that the information supplied by SPAC for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of SPAC and the Company, (iii) the time of the SPAC Stockholders’ Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to SPAC or Merger Sub, or their respective officers or directors, should be discovered by SPAC which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, SPAC shall promptly inform the Company. All documents that SPAC is responsible for filing with the SEC in connection with the Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d)            The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of SPAC and the Company, (iii) the time of the SPAC Stockholders’ Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform SPAC. Any documents that the Company is responsible for filing with the SEC in connection with the Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(e)            If, at any time prior to the SPAC Stockholders’ Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Registration Statement so that the Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, SPAC and the Company shall prepare and SPAC shall promptly file an amendment or supplement to the Registration Statement containing such information. If, at any time prior to the Closing, the Company discovers any information, event or circumstance relating to the Company, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Registration Statement so that the Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall promptly inform SPAC of such information, event or circumstance.

(f)            If, in connection with the preparation and filing of the Registration Statement (including the Proxy Statement contained therein) or the SEC’s review thereof, the SEC requests or requires that a Tax opinion with respect to the U.S. federal income tax consequences of the Transactions be prepared and submitted, the parties shall deliver to counsel tasked with preparing such Tax opinion customary Tax representation letters satisfactory to such counsel, dated and executed as of the date such relevant filing shall have been declared effective by the SEC and such other date(s) as determined to be reasonably necessary by such counsel in connection with the preparation and filing of such Tax opinion. Notwithstanding anything to the contrary in this Agreement, none of SPAC, the Company or their respective Tax advisors are obligated to provide any opinion that the Transactions qualify for the Merger Intended Tax Treatment, other than a customary opinion regarding the material accuracy of any disclosure regarding U.S. federal income tax considerations of the Transactions included in the Registration Statement (including the Proxy Statement contained therein) as may be required to satisfy applicable rules and regulations promulgated by the SEC, nor will a Tax opinion by any party’s advisors be a condition precedent to the Transactions.

Section 7.02      SPAC Stockholders’ Meeting; and Merger Sub Stockholder’s Approval.

(a)            SPAC shall establish a record date (which date shall be mutually agreed with the Company) for, call, give notice of and hold the SPAC Stockholders’ Meeting in accordance with the SPAC Certificate of Incorporation and applicable Law as promptly as practicable after the date on which the Registration Statement becomes effective (and in no event later than the date the Proxy Statement is required to be mailed in accordance with Section 7.01(a)) for the purpose of voting solely upon the SPAC Proposals, and SPAC shall use its reasonable best efforts to hold the SPAC Stockholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective. SPAC shall use its reasonable best efforts to obtain the approval of the SPAC Proposals at the SPAC Stockholders’ Meeting (or any adjournment or postponement thereof), including by soliciting from its stockholders proxies as promptly as possible in favor of the SPAC Proposals, and shall take all other lawful action necessary or advisable to secure the required vote or consent of its stockholders. The SPAC Board shall recommend to its stockholders that they approve the SPAC Proposals (the “SPAC Board Recommendation”), shall include the SPAC Board Recommendation in the Proxy Statement, and shall not withhold, withdraw, qualify or modify (or publicly propose or announce any intention or desire to withhold, withdraw, qualify, amend or modify), in a manner adverse to the Company, the SPAC Board Recommendation.

(b)            Promptly following the execution of this Agreement, SPAC shall approve and adopt this Agreement and approve the Merger and the Transactions, as the sole stockholder of Merger Sub.

(c)            SPAC shall take use commercially reasonable efforts to complete the SPAC Extension, including but not limited to, any solicitation of proxies for a special meeting of shareholders to approve such extension and maintain applicable listing requirements.

Section 7.03      Access to Information; Confidentiality.

(a)            During the Interim Period, the Company and SPAC shall (and shall cause their respective subsidiaries and instruct their respective Representatives to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access during normal business hours and upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof, provided that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company or any Company Subsidiary without the prior written consent of the Company; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. Notwithstanding the foregoing, but without limiting the Company’s obligations under Section 7.07, neither the Company nor SPAC shall be required to provide access to or disclose information to the extent such party has been advised by legal counsel that the access or disclosure would (x) violate its obligations of confidentiality or similar legal restrictions with respect to such information, (y) jeopardize the protection of attorney-client privilege or (z) contravene applicable Law (it being agreed that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such inconsistency, conflict, jeopardy or contravention).

(b)            All information obtained by the parties pursuant to this Section 7.03 shall be kept confidential in accordance with the confidentiality agreement, dated April 13, 2023 (the “Confidentiality Agreement”), between SPAC and the Company.

(c)            Notwithstanding anything in this Agreement to the contrary, each party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any other person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

Section 7.04      No Solicitation.

(a)            During the Interim Period, the Company shall not and shall cause the Company Subsidiaries not to, and shall direct its Representatives not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any Company Acquisition Proposal, (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any Confidential Information or data to, any person relating to a Company Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Company Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Company Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Company Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives or the Company Subsidiaries to take any such action. The Company shall and shall cause the Company Subsidiaries, and shall instruct its Representatives and the Company Subsidiaries, to immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with a Company Acquisition Proposal. The Company also agrees that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all Confidential Information furnished to such person by or on behalf of it prior to the date hereof.

(b)            During the Interim Period, SPAC shall not take, nor shall it permit any of its affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than the Company, its stockholders and/or any of their affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination transaction (a “Business Combination Proposal”) other than with the Company, its stockholders and its affiliates and Representatives. SPAC shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

Section 7.05      Employee Benefits Matters.

(a)            SPAC shall, or shall cause the Surviving Corporation to, assume, honor and fulfill all of the Plans in accordance with their terms as in effect immediately prior to the Closing Date, as such Plans may be modified or terminated from time to time in accordance with their terms.

(b)            The provisions of this Section 7.05 are solely for the benefit of the parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any continuing employee or legal representative or beneficiary or dependent thereof, or any other person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or any Company Subsidiary or shall require the Company, SPAC, the Surviving Corporation and each of its subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification or termination.

Section 7.06      Directors’ and Officers’ Indemnification; D&O Tail.

(a)            The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company or any Company Subsidiary, unless such modification shall be required by applicable Law.

(b)            Each of SPAC and the Surviving Corporation shall purchase and have in place at the Closing a “tail” or “runoff” policy (the “D&O Tail”) providing directors’ and officers’ liability insurance coverage for the benefit of those persons who are covered by the directors’ and officers’ liability insurance policies maintained by the Company or SPAC as of the Closing with respect to matters occurring prior to the Effective Time; provided, however, that the Company shall provide written approval prior to the purchase of the D&O Tail by SPAC, and each of SPAC, the Company and the Surviving Corporation agree that it shall use commercially reasonable efforts to obtain D&O Tail at a reasonable price and on reasonable terms favorable to SPAC and the Surviving Corporation, as applicable. The D&O Tail shall provide for terms with respect to coverage, deductibles and amounts that are no less favorable than those of the policy in effect immediately prior to the Effective Time for the benefit of the Company’s or SPAC’s directors and officers, as applicable, and shall remain in effect for six (6) years following the Closing.

(c)            Notwithstanding anything contained in this Agreement to the contrary, this Section 7.06 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on SPAC and the Surviving Corporation and all successors and assigns of SPAC and the Surviving Corporation. In the event that SPAC or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of SPAC or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 7.06.

Section 7.07      Notification of Certain Matters.

(a)            The Company shall give prompt notice to SPAC, and SPAC shall give prompt notice to the Company, of: (a) any Action or investigation that would have been required to be disclosed to the other party under this Agreement if such party had knowledge of it as of the date hereof; (b) any event which a party becomes aware of during the Interim Period, the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail at any time from the date of this Agreement to the Effective Time; (c) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the Merger or the other Transactions; (d) without limiting Section 7.08, any regulatory notice or report from a Governmental Authority in respect of the Transactions.

(b)            Notwithstanding anything to the contrary in this Agreement (including anything set forth in Section 7.04), the Company shall give prompt written notice to SPAC, but in any event within no less than five (5) Business Days following such event, if (i) any Material Contract set forth in Section 4.16(a)(i), Section 4.16(a)(vii) or Section 4.16(a)(xvi) of the Company Disclosure Schedule has been terminated (or such termination has been threatened) or any material modifications or amendments have been made to any Material Contract set forth in Section 4.16(a)(i), Section 4.16(a)(vii) or Section 4.16(a)(xvi) of the Company Disclosure Schedule (or if any such material modification or amendment has been proposed); or (ii) there are any material discussions with personnel who have decision-making authority as to any changes that would reasonably be expected to have an adverse impact on any of the Company’s business relations or arrangements with any of the parties to any Material Contract set forth in Section 4.16(a)(i), Section 4.16(a)(vii) or Section 4.16(a)(xvi) of the Company Disclosure Schedule. Notwithstanding anything to the contrary in this Agreement (including anything set forth in Section 7.04), if the Company reasonably determines in good faith on the advice of outside legal counsel that it is restricted by or prohibited under applicable confidentiality or similar undertakings or by applicable Law from providing any notice required to be delivered under this Section 7.07, the Company shall (A) notify SPAC or SPAC’s outside legal counsel of that fact and shall provide such notice and the grounds for such determination as shall be permitted under the circumstances; and (B) use its reasonable best efforts to cause such notice to be provided in a manner that would not be so restricted or prohibited.

(c)            No notification given by the Company under this Section 7.07 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

Section 7.08      Further Action; Reasonable Best Efforts.

(a)            Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (and shall cause each of its affiliates to) use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws, including the proposed rules issued by the SEC on March 30, 2022 relating to certain aspects of initial public offerings by special purpose acquisition companies and their subsequent business combinations if such proposed rules are adopted by the SEC, as so adopted, or otherwise to consummate and make effective the Transactions, as promptly as practicable, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

(b)            Each of the parties shall (and shall cause each of its affiliates to) keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

(c)            At the written request of SPAC (email being sufficient), the Company shall make members of its management reasonably available to participate in management presentations, “road shows,” rating agency presentations, meetings with financing sources and similar events in connection with obtaining the approval of the stockholders of SPAC, SPAC’s “share recycling” efforts and/or the obtaining of any debt or equity financing or the obtaining of ratings or Governmental Authority and other third-party approvals.

Section 7.09      Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which shall be agreed to by SPAC and the Company. Thereafter, during the Interim Period, unless otherwise required by applicable Law or the rules of the NYSE, each of SPAC and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party; provided, however, that each of SPAC and the Company may make any such announcement or other communication (a) if such announcement or other communication is required by applicable Law or the rules of NYSE, in which case the disclosing party shall, to the fullest extent permitted by applicable Law, first allow the other party to review such announcement or communication and the opportunity to comment thereon and the disclosing party shall consider such comments in good faith, (b) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 7.09, and (c) to Governmental Authorities in connection with any consents, approvals and authorizations required to be made under this Agreement or in connection with the Transactions. Furthermore, nothing contained in this Section 7.09 shall prevent SPAC or the Company and/or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors or PIPE Investors.

Section 7.10      Tax Matters.

(a)            SPAC and the Company intend that, for United States federal income Tax purposes, the Merger will qualify for Merger Intended Tax Treatment. None of the Company or SPAC has taken or will take any action, if such action or failure would be reasonably expected to cause the Merger to fail to qualify for the Merger Intended Tax Treatment. The Merger shall be reported by the parties for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

(b)            All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Transactions (collectively, “Transfer Taxes”) shall be paid by the Company following the Closing. Unless otherwise required by applicable Law, SPAC will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, the parties will, and will cause their applicable affiliates to, cooperate and join in the execution of any such Tax Returns and other documentation.

(c)            At or prior to the Closing, the Company shall deliver to SPAC a properly executed certification that shares of Company Common Stock are not “United States real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the IRS (which shall be filed by the Company with the IRS at or following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations; provided that, notwithstanding anything to the contrary, SPAC’s sole remedy in the event the Company fails to deliver such certificate shall be to make a proper withholding of Tax to the extent required by applicable Tax law.

Section 7.11      Stock Exchange Listing. SPAC will use its reasonable best efforts to cause the New SPAC Common Stock comprising the Aggregate Transaction Consideration issued in connection with the Transactions to be approved for listing on the NYSE at Closing. During the period from the date hereof until the Closing, SPAC shall use its reasonable best efforts to keep the SPAC Units, SPAC Class A Common Stock and SPAC Warrants listed for trading on the NYSE.

Section 7.12      Section 16 Matters. Prior to the Effective Time, SPAC shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the SPAC Common Stock that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SPAC to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 7.13      SPAC Public Filings. From the date hereof through the Closing, SPAC shall use commercially reasonable efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 7.14      Qualification as an Emerging Growth Company. SPAC shall, at all times during the period from the date hereof until the occurrence of the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012; and (b) not take any action that would cause SPAC to not qualify as an “emerging growth company” within the meaning of such Act.

Section 7.15      Required Financials.      The Company shall use its reasonable best efforts to (A) prepare and deliver, by November 10, 2023, true, correct and complete copies of (i) the audited consolidated balance sheet of the Company as of December 31, 2021 and December 31, 2022, and the related audited consolidated statements of income and cash flows of the Company for such years, each audited in accordance with the auditing standards of the PCAOB, together with an unqualified audit report thereon from the Company’s independent public accountants (collectively, the “PCAOB Audited Financials”), (ii) the unaudited consolidated balance sheet of the Company as of June 30, 2023 and as of the last day of each subsequent fiscal quarter of the Company (collectively, the “Company Unaudited Financials”), (iii) any historical financial statements of any persons acquired or to be acquired by the Company required by Rule 3-05 of Regulation S-X of the SEC for the corresponding periods set forth in (i) and (ii) above or otherwise required by the rules and regulations of the SEC governing the Registration Statement (in the case of any such financial statements required to be audited, each audited in accordance with the auditing standards of the AICPA, together with an unqualified audit report thereon from the Company’s independent auditors) (the “Acquired Company Financials”) and (iv) any unaudited pro forma financial statements required by Regulation S-X of the SEC to be included in the Registration Statement (the “Pro Forma Financials” and, together with the PCAOB Audited Financials, the Company Unaudited Financials, and the Acquired Company Financials, the “Required Financials”), and (B) promptly make any necessary amendments, restatements or revisions to the Required Financials, including any audited or unaudited financial statements for additional periods as required pursuant to rules and regulations of the SEC, such that they remain Compliant through the date of completion of the offering pursuant to the Registration Statement and completion of the PIPE Financing. The Company shall use commercially reasonable efforts to promptly remedy or otherwise address any significant deficiency, material weakness or other issue with respect to the Company’s internal control over financial reporting or otherwise in the preparation of the Required Financials, as identified by the Company’s accountants. The PCAOB Audited Financials shall not be materially different from the Financial Statements.

Section 7.16      Trust Account. As of the Effective Time, the obligations of SPAC to dissolve or liquidate within a specified time period as contained in SPAC’s Certificate of Incorporation will be terminated and SPAC shall have no obligation whatsoever to dissolve and liquidate the assets of SPAC by reason of the consummation of the Merger or otherwise, and no stockholder of SPAC shall be entitled to receive any amount from the Trust Account. At least forty-eight (48) hours prior to the Effective Time, SPAC shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to SPAC (to be held as available cash on the balance sheet of SPAC, and to be used for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

Section 7.17      Equity Incentive Plan; Employee Stock Purchase Plan.

(a)            Prior to the Effective Time, SPAC shall approve and adopt, subject to the approval of the stockholders of SPAC, an equity incentive plan (the “Equity Incentive Plan”) in the form prepared by the Company, after review and approval by SPAC, to be effective as of the Closing.

(b)            Prior to the Effective Time, SPAC shall approve and adopt, subject to the approval of the stockholders of SPAC, an employee stock purchase plan (the “ESPP”) in the form prepared by the Company, after review and approval by SPAC, to be effective as of the Closing.

(c)            The Equity Incentive Plan and the ESPP, taken together, shall provide for an initial aggregate share reserve thereunder equal to no more than 10% of the number of shares of New SPAC Common Stock outstanding on a pre-diluted basis immediately following the Closing. All shares of New SPAC Common Stock that may be issued in respect of any (i) Assumed Company Option or (ii) Assumed Company RSU, shall be included in, and issued from, such initial aggregate share reserve.

Section 7.18      Concurrent Financings. During the Interim Period:

(a)            Each of SPAC and the Company shall use their commercially reasonable efforts to (i) obtain commitments from additional investors as to the Concurrent Financings and shall apprise the other party as to the status of the Concurrent Financings during such process, (ii) as applicable, enforce the obligations of the PIPE Investors and CVT Investors under the PIPE Subscription Agreements and the Company CVT Convertible Notes, and consummate the purchases contemplated by the PIPE Subscription Agreements and the Company CVT Convertible Notes on the terms and subject to the conditions set forth therein, (iii) satisfy all conditions to the Concurrent Financings set forth in the PIPE Subscription Agreements and the Company CVT Convertible Notes that are within their control and (iv) satisfy and comply with their applicable obligations under the PIPE Subscription Agreements and the Company CVT Convertible Notes. Each of SPAC and the Company shall use its commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause its respective Representatives to, cooperate with the other party and their Representatives in connection with the matters specified in this Section 7.18(a). If reasonably requested by the other party, SPAC or the Company shall, to the extent it has such rights under any PIPE Subscription Agreement or Company CVT Convertible Notes, waive any breach of any representation, warranty, covenant or agreement of such PIPE Subscription Agreement or Company CVT Convertible Note by the applicable PIPE Investor or CVT Investor to the extent necessary to cause the satisfaction of the conditions to closing of the Concurrent Financings set forth therein and solely for the purpose of consummating the Closing; provided that (x) any such waiver may be subject to, and conditioned upon, the Closing occurring and the substantially concurrent funding of the Concurrent Financings, (y) subject to, and conditioned upon, the Closing occurring and the substantially concurrent funding of the Concurrent Financings, the Company or SPAC, as applicable, also waives any such breach to the extent the Company or SPAC, as applicable, is a third-party beneficiary of the provision that was so breached and (z) any such waiver shall be subject to the rights of the placement agent, as applicable, under such PIPE Subscription Agreement or Company CVT Convertible Note with respect to such waiver.

(b)            Each of SPAC and the Company, as applicable, shall not amend, modify or waive any provisions of any PIPE Subscription Agreement or Company CVT Convertible Note without the prior written consent of the other party; provided that any amendment, modification or waiver that is solely ministerial in nature or otherwise immaterial, and, in each case, that does not affect any economic or any other material term, shall not require the prior written consent of the other party, so long as no less than two (2) Business Days’ prior written notice of such amendment, modification or waiver (including the form thereof) has been given, it being understood, but without limiting the foregoing, that it shall be deemed material if any amendment, modification or waiver (i) reduces or is reasonably expected to reduce the amount of the Concurrent Financings available under any PIPE Subscription Agreement or Company CVT Convertible Note, (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Concurrent Financings or (iii) prevents, impedes or delays or is expected to prevent, impede or delay the consummation of the Transactions.

(c)            Each of SPAC and the Company, as applicable, shall (i) promptly notify the other party upon having knowledge of any material breach or default under, or termination of, any PIPE Subscription Agreement or Company CVT Convertible Note (including any refusal or repudiation by any PIPE Investor or CVT Investor, as applicable, with respect to its obligation and/or ability to provide the full financing contemplated by the applicable PIPE Subscription Agreement or Company CVT Convertible Note), (ii) at least 24 hours prior to delivering any written notice (or any other material notice) to a PIPE Investor or CVT Investor with respect to any PIPE Subscription Agreement or Company CVT Convertible Note, deliver such notice to the Company or SPAC, as applicable, for their prior review and consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (iii) promptly, and in any event, within two (2) Business Days following the Company’s or SPAC’s reasonable request, deliver the Closing Notice (as such term (or similar term) will be defined in the PIPE Subscription Agreement or Company CVT Convertible Note) to the PIPE Investors and CVT Investors if conditions to the delivery of such notice under the PIPE Subscription Agreement or Company CVT Convertible Note have been satisfied or waived in accordance with the terms hereof and thereof and all of the conditions to the Closing set forth in Article VIII have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing, but that would, as of such date, reasonably be expected to be satisfied if the Closing were to occur).

Section 7.19      SPAC Transaction Expenses. SPAC agrees to use its reasonable best efforts to ensure that (i) the Unpaid SPAC Transaction Expenses (other than SPAC Extension Expenses) do not exceed $16,000,000 and (ii) all creditors and debtors of Unpaid SPAC Transaction Expenses (other than SPAC Extension Expenses) shall, by the Closing Date, have entered into novation, waiver or substantially similar agreements with SPAC and/or Sponsor, as applicable, so that all Unpaid SPAC Transaction Expenses (other than SPAC Extension Expenses) do not exceed $16,000,000.

Article VIII.
CONDITIONS TO THE MERGER

Section 8.01      Conditions to the Obligations of Each Party. The obligations of the Company, SPAC and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible), at or prior to the Closing of the following conditions:

(a)            SPAC Stockholders’ Approval. The SPAC Proposals shall have been approved and duly adopted at the SPAC Stockholders’ Meeting by the requisite affirmative vote of the stockholders of SPAC in accordance with the Proxy Statement, the DGCL, the SPAC Organizational Documents and the rules and regulations of the NYSE.

(b)            Company Stockholder Requisite Approval. The Company Stockholder Requisite Approval shall have been obtained.

(c)            No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d)            Net Tangible Assets. SPAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining upon the consummation of the Closing (after giving effect to redemptions from the Trust Account, the receipt of the Concurrent Financings, and the other Transactions contemplated to occur on the Closing Date, including the payment of the Unpaid SPAC Transaction Expenses and the Unpaid Company Transaction Expenses).

(e)            Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

(f)            Stock Exchange Listing. The New SPAC Common Stock to be issued or issuable pursuant to this Agreement shall have been approved for listing on the NYSE, subject only to official notice of issuance thereof.

Section 8.02      Conditions to the Obligations of SPAC and Merger Sub. The obligations of SPAC and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of the following additional conditions:

(a)            Representations and Warranties. The representations and warranties of the Company contained in Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.04 (Authority Relative to this Agreement), Section 4.08 (Absence of Certain Changes or Events) and Section 4.23 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of the Company contained in Section 4.03 (Capitalization), shall be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b)            Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)            Material Adverse Effect. No Company Material Adverse Effect shall have occurred and be continuing and no event or circumstance that may result in or cause a Company Material Adverse Effect shall have occurred and be continuing as of immediately prior to the Closing.

(d)            Officer Certificate. The Company shall have delivered to SPAC a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(c).

(e)            Resignations. Other than those persons designated as continuing directors or officers of the Surviving Corporation pursuant to Section 2.05(a), all officers and directors of the Company shall have executed written resignations effective as of immediately prior to the Effective Time.

(f)            Registration Rights Agreement; Lock-Up Agreement. The Company shall have delivered, or caused to be delivered, to SPAC copies of the Registration Rights Agreement and the Lock-Up Agreement duly executed by all parties thereto (other than SPAC and the holders of equity securities of SPAC prior to the Closing contemplated to be party thereto).

(g)            Payment Spreadsheet. The Company shall have delivered to SPAC the Payment Spreadsheet in accordance with Section 3.01(a).

(h)            PIPE Financing Proceeds. The PIPE Investors set forth on Section 8.02(h) of the Company Disclosure Schedule shall have invested an aggregate amount of $25,000,000 in the PIPE Financing.

Section 8.03      Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a)            Representations and Warranties. The representations and warranties of SPAC contained in Section 5.01 (Corporation Organization), Section 5.04 (Authority Relative to this Agreement), Section 5.08 (Absence of Certain Changes or Events) and Section 5.12 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of SPAC contained in Section 5.03 (Capitalization), shall be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of SPAC contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a SPAC Material Adverse Effect.

(b)            Agreements and Covenants. SPAC and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

(c)            Material Adverse Effect. No SPAC Material Adverse Effect shall have occurred and be continuing and no event or circumstance that may result in or cause a SPAC Material Adverse Effect shall have occurred and be continuing as of immediately prior to the Closing.

(d)            Officer Certificate. SPAC shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President of SPAC, certifying as to the satisfaction of the conditions specified in Section 8.03(a), Section 8.03(b) and Section 8.03(c).

(e)            Registration Rights Agreement. SPAC shall have delivered, or caused to be delivered, to the Company copies of the Registration Rights Agreement duly executed by SPAC and the holders of equity securities of SPAC prior to the Closing contemplated to be party thereto.

(f)            Resignations. Other than those persons designated as continuing directors or officers of SPAC pursuant to Section 2.05(b), all officers and directors of SPAC shall have executed written resignations effective as of immediately prior to the Effective Time.

(g)            Sponsor Support Agreement. Each of the material covenants of the Sponsor and CA2 required under the Sponsor Support Agreement to be performed as of or prior to the Closing shall have been performed in all material respects, and neither the Sponsor nor CA2 shall have, orally or in writing, (i) challenged the validity or effectiveness of the Sponsor Support Agreement or (ii) sought to terminate the Sponsor Support Agreement other than pursuant to its terms.

Article IX.
TERMINATION, AMENDMENT AND WAIVER

Section 9.01      Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any Requisite Approval and adoption of this Agreement and the Transactions by the stockholders of the Company or SPAC, as follows:

(a)            by mutual written consent of SPAC and the Company; or

(b)            by written notice from either SPAC or the Company, if the Effective Time shall not have occurred prior to September 30, 2024 (the “Outside Date”); provided, that if a SPAC Extension shall have been approved by the stockholders of SPAC, the Outside Date shall be automatically extended, without any further action by any party, to the last day of the time period for SPAC to consummate a business combination, as extended by such SPAC Extension; provided, further, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; or

(c)            by written notice from either SPAC or the Company, if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions or the Merger; or

(d)            by written notice from either SPAC or the Company, if any of the SPAC Proposals shall fail to receive the requisite vote for approval at the SPAC Stockholders’ Meeting or any adjournment or postponement thereof; provided, that the right to terminate this Agreement under this Section 9.01(d) shall not be available to SPAC or the Company if, at the time of such termination, such party is in material breach of its respective obligations under Section 7.01 or Section 7.02; or

(e)            by written notice from SPAC to the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any material representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) and 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that SPAC has not waived such Terminating Company Breach, that SPAC and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement, and that SPAC’s or Merger Sub’s failure to fulfill any obligation under this Agreement has not been a proximate cause of Company’s breach of any such representation, warranty, covenant or agreement; provided, further, that, if such Terminating Company Breach is curable by the Company, SPAC may not terminate this Agreement under this Section 9.01(e) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within forty-five (45) days after notice of such breach is provided by SPAC to the Company; or

(f)             by written notice from the Company to SPAC, upon a material breach of any representation, warranty, covenant or agreement on the part of SPAC and Merger Sub set forth in this Agreement, or if any material representation or warranty of SPAC and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) and 8.03(b) would not be satisfied (“Terminating SPAC Breach”); provided that the Company has not waived such Terminating SPAC Breach, that the Company is not then in material breach of its representations, warranties, covenants or agreements in this Agreement, and that the Company’s failure to fulfill any obligation under this Agreement has not been a proximate cause of SPAC’s or Merger Sub’s breach of any such representation, warranty, covenant or agreement; provided, further, that, if such Terminating SPAC Breach is curable by SPAC or Merger Sub, the Company may not terminate this Agreement under this Section 9.01(f) for so long as SPAC and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within forty-five (45) days after notice of such breach is provided by the Company to SPAC; or

(g)            by written notice from SPAC to the Company if the Company shall have failed to deliver the Company Stockholder Written Consent within ten (10) Business Days after the execution and delivery of this Agreement; or

(h)            by written notice from SPAC to the Company, if the Required Financials shall not have been delivered to SPAC by the Company on or before the date that is forty-five (45) days from the date of this Agreement.

Section 9.02      Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become null and void, and there shall be no liability under this Agreement on the part of any party hereto or its respective affiliates, officers, directors, employees or stockholders, except as set forth in this Section 9.02, Article X, and any corresponding definitions set forth in Article I. Notwithstanding the foregoing, the termination of this Agreement pursuant to Section 9.01 shall not affect any liability on the part of any party for a willful and material breach of any covenant or agreement set forth in this Agreement or fraud.

Section 9.03      Expenses.

(a)            If the Closing occurs, the Unpaid Company Transaction Expenses and Unpaid SPAC Transaction Expenses shall be paid in accordance with Section 3.04.

(b)            If the Closing does not occur, all expenses (including the fees and expenses of any outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers) incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses; provided, that if this Agreement is terminated for any reason pursuant to (i) Section 9.01(b), the Company shall pay for 50% of the total amount of all then unpaid SPAC Transaction Expenses up to an aggregate amount not to exceed $2,000,000 and (ii) Section 9.01(e), the Company shall pay for all then unpaid SPAC Transaction Expenses up to an aggregate amount not to exceed $5,000,000.

(c)            Notwithstanding anything to the contrary set forth in this Agreement, during the Interim Period, the Company shall, within ten (10) Business Days of SPAC furnishing to the Company copies of the relevant written invoices and other reasonable supporting documentation, including but not limited to copies of invoices that SPAC received from vendors and/or creditors and wire transfer instructions for the payment thereof, pay (i) such invoiced expenses relating to all SEC and other regulatory filing fees incurred in connection with the Transactions, (ii) such expenses incurred in connection with printing, mailing, and soliciting proxies with respect to the Registration Statement and Proxy Statement (including the cost of all copies thereof and any amendments thereof or supplements thereto), (iii) such expenses incurred in connection with any filings with or approvals from the NYSE in connection with the Transactions, including any expenses and fees incurred by SPAC to maintain the minimum NYSE listing requirements, (iv) such expenses relating to the filing fees and notification requirements under the HSR Act, and (v) the SPAC Extension Expenses (subject to Section 9.03(d)) up to the SPAC Extension Expense Global Cap); in each case, as such expenses shall be incurred or otherwise be due and payable and to the extent such expenses shall not by their terms be paid at or after the Closing.

(d)            Notwithstanding the foregoing, the maximum monthly amount that the Company shall pay with respect to SPAC Extension Expenses during the Interim Period shall not exceed (i) $320,000 for the month of November 2023 and (ii) $150,000 for any calendar month thereafter until the earlier of the termination of this Agreement or the Effective Time (each such monthly cap, a “SPAC Extension Expense Monthly Cap”); provided that if the SPAC Extension Expenses for a particular month are less than the applicable SPAC Extension Expense Monthly Cap for that month, then such unused amount shall roll over and increase, until exhausted, the SPAC Extension Expense Monthly Cap applicable to one or more subsequent months, at SPAC’s written election (subject in all respects to the SPAC Extension Expense Global Cap).

Section 9.04      Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time; provided, however, that any amendment to this Agreement made subsequent to the adoption of this Agreement by the stockholders of the Company shall not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of Company Common Stock, (b) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of shares of Company Common Stock. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 9.05      Waiver. At any time prior to the Effective Time, (i) SPAC may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of SPAC or Merger Sub, (b) waive any inaccuracy in the representations and warranties of SPAC or Merger Sub contained herein or in any document delivered by SPAC and/or Merger Sub pursuant hereto and (c) waive compliance with any agreement of SPAC or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Article X.
GENERAL PROVISIONS

Section 10.01      Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to SPAC or Merger Sub:

Concord Acquisition Corp III

477 Madison Avenue

New York, NY 10022

Attention: Jeff Tuder

Email: jeff@tremsoncapital.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Ave

New York, NY 10017

Attention: Michael Helsel; Jason Simon

Email: helselm@gtlaw.com; jason.simon@gtlaw.com

if to the Company:

GCT Semiconductor, Inc.
2290 North 1st Street, Suite 201
San Jose, CA 95131
Attention: John Schlaefer; Dr. Kyeongho (KH) Lee
Email: jschlaefer@gctsemi.net; lkh@gctsemi.net

with a copy (which shall not constitute notice) to:

Morgan Lewis & Bockius LLP
1400 Page Mill Road
Palo Alto, CA 94304
Attention: Albert Lung; John Park; Karen Abesamis
Email: albert.lung@morganlewis.com; john.park@morganlewis.com;

karen.abesamis@morganlewis.com

Section 10.02      Nonsurvival of Representations, Warranties and Covenants. Except in the case of claims against a party in respect of such party’s fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly contemplate performance in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, (b) this Article X and (c) any corresponding definitions set forth in Article I.

Section 10.03      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.04      Entire Agreement; Assignment. This Agreement the Confidentiality Agreement and the Ancillary Agreements, including any exhibits and schedules attached hereto or thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 7.03(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.

Section 10.05      Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

Section 10.06      Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 10.07      Waiver of Jury Trial. Each of the parties hereto hereby waives, to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver, and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

Section 10.08      Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.09      Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission, email or DocuSign) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.10      Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if any provision of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any Transaction Document were not performed in accordance with the terms hereof or thereof, and, accordingly, that the parties shall, to the fullest extent permitted by applicable Law, be entitled (without presentment of bond or other security) to an injunction or injunctions to prevent breaches of this Agreement or any Transaction Document or to enforce specifically the performance of the terms and provisions hereof or thereof (including the parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives, to the fullest extent permitted by applicable Law, (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 10.11      Legal Representation.

(a)            SPAC hereby agrees on behalf of its directors, managers, members, partners, officers, employees and affiliates (including after the Closing, the Company and its subsidiaries), and each of their respective successors and assigns (all such parties, the “SPAC Waiving Parties”), that Morgan Lewis & Bockius LLP (“Company Counsel”) may represent the Company or its subsidiaries or any of their respective directors, managers, members, partners, officers, employees or affiliates, in each case, in connection with any Action or obligation arising out of or relating to this Agreement, whether before or after Closing, notwithstanding its representation (or any continued representation) of the Company or its subsidiaries or other SPAC Waiving Parties, and each of SPAC and the Company on behalf of itself and the SPAC Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. SPAC and the Company acknowledge that the foregoing provision applies whether or not Company Counsel provides legal services to any of the Company and its subsidiaries after the Closing Date. SPAC further agrees, on behalf of itself and the SPAC Waiving Parties, that, as to all communications prior to the Closing between or among the Company or any of the Company Waiving Parties (as defined below), on the one hand, and Company Counsel, on the other hand (the “Company Counsel Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Company after the Closing. The parties hereto, together with their respective affiliates, successors, or assigns, agree that only the Company Waiving Parties may use or rely on any of the Company Counsel Privileged Communications, whether located in the records or email server of SPAC, the Company or their respective affiliates, in any Action against or involving any of the parties after the Closing, and the parties, together with their respective affiliates, successors, or assigns, agree not to assert that any privilege has been waived as to the Company Counsel Privileged Communications, by virtue of the Merger.

(b)            The Company hereby agrees on behalf of its directors, managers, members, partners, officers, employees and affiliates, and each of their respective successors and assigns (all such parties, the “Company Waiving Parties”), that Greenberg Traurig, LLP may represent Sponsor or any of their respective directors, managers, members, partners, officers, employees or affiliates, in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of SPAC or other Company Waiving Parties, and the Company on behalf of itself and the Company Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. The Company acknowledges that the foregoing provision applies whether or not Greenberg Traurig, LLP provides legal services to SPAC or Sponsor after the Closing Date.

Section 10.12      No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, SPAC or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions. The provisions of this Section 10.12 are intended to be for the benefit of, and enforceable by the former, current and future direct or indirect equityholders, controlling persons, shareholders, optionholders, members, general or limited partners, affiliates, Representatives, and each of their respective successors and assigns of the parties hereto and each such person shall be a third-party beneficiary of this Section 10.12. This Section 10.12 shall be binding on all successors and assigns of parties hereto.

[Signature Page Follows.]

IN WITNESS WHEREOF, SPAC, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above.

CONCORD ACQUISITION CORP III

By	/s/ Jeff Tuder
Name: Jeff Tuder
Title: Chief Executive Officer

GIBRALTAR Merger Sub INC.

By	/s/ Jeff Tuder
Name: Jeff Tuder
Title: President

GCT SEMICONDUCTOR, INC.

By	/s/ John Schlaefer
Name: John Schlaefer
Title: Chief Executive Officer

[Signature Page to Business Combination Agreement]

EXHIBIT A

Form of Registration Rights Agreement

[See Exhibit 10.1]

EXHIBIT B

Form of Lock-Up Agreement

[See Exhibit 10.2]

EXHIBIT C-1

Form of SPAC Second Amended and Restated Certificate of Incorporation

[Attached.]

Exhibit C-1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

CONCORD ACQUISITION CORP III

1. The present name of the corporation is “Concord Acquisition Corp III”. The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on February 18, 2021. The amended and restated certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on November 3, 2021.

2. This second amended and restated certificate of incorporation of the corporation, which both restates and amends the provisions of the corporation’s certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3. The corporation’s certificate of incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is GCT Semiconductor Holding, Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

The address of the Corporation’s registered office is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”).

ARTICLE IV

CAPITALIZATION

Section 4.1. Authorized Shares. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is [___] shares, consisting of: (a) [___] shares of common stock (the “Common Stock”) and (b) [___] shares of preferred stock (the “Preferred Stock”). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”). The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation.

Section 4.2. Common Stock.

(a)            General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

(b)            Voting. Except as otherwise provided by the DGCL or the certificate of incorporation of the Corporation (as the same may be amended or amended and restated, the “Certificate of Incorporation”) and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation (or on any amendment to a certificate of designations of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to the Certificate of Incorporation (or pursuant to a certificate of designations of any series of Preferred Stock) or pursuant to the DGCL. There shall be no cumulative voting.

(c)            Dividends. Except as otherwise provided by the DGCL or the Certificate of Incorporation, dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

(d)            No Preemptive Rights. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

(e)            No Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(f)             Liquidation. Upon the dissolution or liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders equally on a per share basis, subject to any preferential rights of any then outstanding shares of Preferred Stock and after payment or provision for payment of the Corporation’s debts.

Section 4.3. Preferred Stock. To the fullest extent authorized by the DGCL, shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications and restrictions, if any, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided in such resolution or resolutions.

Authority is hereby granted to the Board of Directors, acting by resolution or resolutions adopted at any time and from time to time, to create, provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock, and, in connection with the creation of any such series of Preferred Stock, to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications and restrictions, if any, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of Preferred Stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with, or be junior to any other series of Preferred Stock, all to the fullest extent permitted by law. No resolution, vote, or consent of the holders of the capital stock of the Corporation shall be required in connection with the creation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of Certificate of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of the Corporation.

Except as may otherwise be provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of the Certificate of Incorporation, no holder of one or more outstanding shares of any series of Preferred Stock then outstanding, as such, shall be entitled to any voting powers in respect thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1. Classification of Directors. The Board of Directors shall be divided into three classes of directors, Class I, Class II, and Class III, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office (except to the extent otherwise provided in the next sentence with respect to the initial terms of such classes of directors). The initial term of office of the directors of Class I shall expire as of the first annual meeting of the Corporation’s stockholders following the initial classification of the Board; the initial term of office of the directors of Class II shall expire as of the second annual meeting of the Corporation’s stockholders following the initial classification of the Board; and the initial term of office of the directors of Class III shall expire as of the third annual meeting of the Corporation’s stockholders following the initial classification of the Board. At each annual meeting of stockholders of the Corporation, nominees will stand for election to succeed those directors whose terms are to expire as of such annual meeting of stockholders, and such nominees elected at such annual meeting of stockholders shall be elected for a term expiring at the third annual meeting of stockholders following their election. Directors shall hold office until the annual meeting of stockholders in which their term is scheduled to expire as set forth above in this Section 5.1 and until their respective successors are duly elected or qualified or until their earlier death, incapacity, resignation or removal. The successive directors shall be allocated among the three classes of directors contemplated under this Section 5.1 pursuant to a resolution or resolutions adopted by the Board of Directors.

Section 5.2. Removal. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors or class of directors, voting together as a single class, at a meeting of stockholders called for that purpose.

Section 5.3. Vacancies. Except as the DGCL may otherwise require, any new directorships or vacancies in the Board of Directors, including new directorships resulting from any increase in the number of directors to serve in the Board of Directors and/or any unfilled vacancies by reason of death, resignation, disqualification, removal for cause, failure to elect or otherwise with respect to any director, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Section 5.4. Number of Directors. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the number of directors which shall constitute the Board of Directors shall be fixed exclusively by the Board of Directors from time to time in accordance with the Bylaws of the Corporation. No decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director.

ARTICLE VI

POWERS OF BOARD OF DIRECTORS

Except as otherwise provided in this Certificate of Incorporation or Delaware Law, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Bylaws may be amended or repealed or new Bylaws adopted by the affirmative vote of at least fifty percent (50%) of the outstanding shares entitled to vote generally in the election of directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise provided for by any resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders in which such action is properly brought before such meeting, and not by written consent in lieu of such a meeting. Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

ARTICLE VIII

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

LIMITED LIABILITY

The liability of the directors and officers of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, shall be eliminated or limited to the fullest extent permitted under applicable law. If applicable law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation to the Corporation or its stockholders shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

ARTICLE X

FORUM SELECTION

Section 10.1. Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, (i) (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or its current or directors, officers, employees, or stockholders arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws (as either may be amended or restated) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim against the Corporation or its current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be brought by any stockholder (including a beneficial owner) exclusively in the Court of Chancery of the State of Delaware or, solely if such court does not have subject matter jurisdiction thereof, in the United States District Court for the District of Delaware; and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Section 10.2. Foreign Action. If any action, the subject matter of which is within the scope of Section 10.1, is filed in a court other than a court permitted by Section 10.1 (a “Foreign Action”) in the name of any stockholder, whether individually, representatively or derivatively on behalf of the corporation, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 10.2 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 10.3. Application. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI
EXCLUDED OPPORTUNITIES

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity pursuant to Section 122(17) of the DGCL. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Common Stock or Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation, such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue, and to the extent the director is permitted to refer that opportunity to the Corporation without violating any legal or contractual obligation. Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE XII
SEVERABILITY

If any provision or provisions of the Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Certificate of Incorporation (including, without limitation, each portion of any paragraph of the Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of the Certificate of Incorporation (including, without limitation, each such portion of any paragraph of the Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this ____ day of _____________, 2024.

CONCORD ACQUISITION CORP III

By:
Name:
Title:

EXHIBIT C-2

Form of SPAC Amended and Restated Bylaws

[Attached.]

EXHIBIT C-2

GCT Semiconductor Holding, Inc.

AMENDED AND RESTATED
BY-LAWS

Article I. — General.

1.1.            Registered Offices. The registered office of GCT Semiconductor Holding, Inc. (the “Corporation”) shall be at 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

1.2.            Seal. The seal, if any, of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”

1.3.            Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Article II. — Stockholders.

2.1.            Place of Meetings. Each meeting of the stockholders shall be held upon notice as hereinafter provided, at such place as the Board of Directors shall have determined and as shall be stated in such notice, either within or outside the State of Delaware, or by means of remote communication.

2.2.            Annual Meeting. The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Corporation’s Certificate of Incorporation (as amended from time to time, the “Corporation’s Certificate of Incorporation”), or these By-laws.

2.3.            Quorum and Adjournment. At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Corporation’s Certificate of Incorporation, or these By-laws. Whether or not there is such a quorum at any meeting, the presiding officer of the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.4.            Right to Vote; Proxies. Subject to the provisions of the Corporation’s Certificate of Incorporation, each holder of a share or shares of capital stock of the Corporation having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by such stockholder. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three (3) years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his or her authorized agent or by transmission or authorization of transmission by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the “DGCL”).

2.5.            Voting. At all meetings of stockholders, except as otherwise expressly provided for by statute, the Corporation’s Certificate of Incorporation, or these By-laws, (i) in all matters other than the election of directors, the majority of the votes cast at the meeting shall be the act of the stockholders, and (ii) directors shall be elected by a plurality of the votes cast, present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(a)              Other Action by Stockholders. In all other matters, unless otherwise required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Abstentions and broker non-votes, if any, will not count as a vote cast.

(b)             Separate Class Vote. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise required by law, the Certificate of Incorporation or these By-laws.

2.6.            Notice of Annual Meetings. Written notice of the annual meeting of the stockholders shall be mailed to each stockholder of record entitled to vote thereat at such address as appears on the stock books of the Corporation at least ten (10) days (and not more than sixty (60) days) prior to the meeting. The Board of Directors may postpone any annual meeting of the stockholders at its discretion, even after notice thereof has been mailed. It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or to the transfer agent, if any, of the class of stock owned by him or her, such stockholder’s post-office address, and to notify the Secretary of any change therein. Notice need not be given to any stockholder who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.7.            Stockholders’ List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days before such meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation, and said list shall be produced and kept at the time and place of such meeting during the whole time of said meeting, and may be inspected by any stockholder who is present at the place of said meeting, or, if the meeting is to be held solely by means of remote communication, on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.

2.8.            Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by law, may be called only in the manner set forth in the Corporation’s Certificate of Incorporation. Any such person or persons that has or have called a special meeting of stockholders in the manner set forth in the Corporation’s Certificate of Incorporation may postpone or cancel any special meeting of the stockholders at its or their discretion, even after notice thereof has been mailed.

2.9.            Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the time and place and purpose or purposes thereof, shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder of record entitled to vote thereat, at such address as appears on the books of the Corporation. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices. The individual or group calling such meeting shall have exclusive authority to determine the business included in such notice. Notice need not be given to any stockholder who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

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2.10.         Inspectors of Elections; Opening and Closing the Polls.

(a)             One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, he, she or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his or her place.

(b)             At any time at which the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the DGCL with respect to inspectors of election and voting procedures shall apply, in lieu of the provisions of paragraph (a) of this Section 2.10.

2.11.         Stockholders’ Consent in Lieu of Meeting. Unless otherwise provided in the Corporation’s Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken only at such a meeting, and not by written consent of the stockholders.

2.12.         Advance Notice of Stockholder Business and Nominations.

(a)            Timely Notice. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before the meeting by a stockholder who is a stockholder of record or beneficial owner of shares of the Corporation’s capital stock at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the Proposing Stockholder (as defined below) must have given timely and proper notice thereof pursuant to this Section 2.12, in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the Board of Directors (a “Public Disclosure”). For purposes of these By-laws, Proposing Stockholder means (i) the stockholder providing the notice of proposed business or director nomination, (ii) the beneficial owner of the Corporation’s capital stock, if different, on whose behalf the proposed business or director nomination, as applicable, is given, (iii) any affiliate or associate (as defined under the Exchange Act) of such stockholder or beneficial owner, (iv) each person who is a member of a “group” (for purposes of these By-laws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such stockholder or beneficial owner (or their respective affiliates and associates) with respect to the proposals or proposed nominations, as applicable, and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner in the solicitation of proxies in respect of any proposed nominations or other business proposed to be brought before the Corporation’s stockholders. To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) not later than the close of business on the ninetieth (90th) calendar day, nor earlier than the close of business on the one hundred twentieth (120th) calendar day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) calendar days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) calendar days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth (10th) calendar day following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For purposes of these By-laws, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day.

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(b)             Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their affiliates or associates, and any others (including their names) Acting in Concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder, or any such beneficial owner, or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (F) a representation as to whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination, (G) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Stockholder with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Stockholder satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Stockholder that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Stockholder as a hedge with respect to a bona fide derivatives trade or position of such Proposing Stockholder arising in the ordinary course of such Proposing Stockholder’s business as a derivatives dealer and (H) all other information relating to such Proposing Stockholder that would be required to be disclosed in a proxy statement or other filing if such a filing was to be made by any Proposing Stockholder in connection with the contested solicitation of proxies or consents (even if a contested solicitation is not involved) by any Proposing Stockholder in support of the business or nomination proposed to be brought before the meeting pursuant to this Section 2.12 and Regulation 14A under the Exchange Act. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. For purposes of these By-laws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies, or special meeting demands from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person deemed to be Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

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(c)             Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) a description in reasonable detail of any interest of any Proposing Stockholder in such business, including any anticipated benefit to the stockholder or any other Proposing Stockholder therefrom, including any interest that will be disclosed to the Corporation’s stockholders in any proxy statement to be distributed to the Corporation’s stockholders, (iv) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (v) the information required by Section 2.12(b)(vi) above.

(d)             Proxy Rules. In addition to the provisions of this Section 2.12, a Proposing Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, the DGCL, and other applicable law with respect to any nominations of directors for election at any stockholders’ meeting and any business that may be brought before any stockholders’ meeting and any solicitations of proxies in connection therewith and any filings required to be made with the SEC in connection therewith. Nothing in this Section 2.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other rights conferred on stockholders by a rule under the Exchange Act.

(e)             Notwithstanding anything to the contrary contained in this Section 2.12, the information required to be included in a Proposing Stockholder’s notice of business or director nomination shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who, in the ordinary course of business, is directed to prepare and submit such notice on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

(f)              Updating of Notice of Proposed Business or Director Nomination.

(i) A stockholder providing notice of any business proposed to be conducted at an annual meeting or notice of a director nomination shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to Sections 2.12(b) and 2.12(c) shall be true, correct and complete in all respects not only prior to the deadline for submitting such notice but also at all times thereafter and prior to the annual meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals or nominations contained therein are to be considered.

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(ii) If the information submitted pursuant to Section 2.12(b) or 2.12(c) by any stockholder proposing business for consideration at an annual meeting or a director nomination shall not be true, correct and complete in all respects prior to the deadline for submitting such notice, such information may be deemed not to have been provided in accordance with this Section 2.12. For the avoidance of doubt, the updates required pursuant to this Section 2.12 do not cause a notice that was not in compliance with this Section 2.12 when first delivered to the Corporation prior to the deadline for submitting such notice to thereafter be in proper form in accordance with this Section 2.12.

(iii) Upon written request by the Secretary of the Corporation, the Board of Directors (or any duly authorized committee thereof), any stockholder submitting a notice proposing business for consideration at an annual meeting or a director nomination shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder in such notice delivered pursuant to this Section 2.12 (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring the business proposed or director nomination referenced in the notice before the meeting). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.12.

(g)             Referencing and Cross-Referencing. For a notice proposing business or a director nomination at a stockholders’ meeting to comply with the requirements of Sections 2.12(b) and 2.12(c), each of the requirements of Sections 2.12(b) and 2.12(c) shall be directly and expressly responded to and a notice must clearly indicate and expressly reference which provisions of Sections 2.12(b) and 2.12(c) the information disclosed is intended to be responsive to. Information disclosed in one section of a notice in response to one provision of Sections 2.12(b) or 2.12(c) shall not be deemed responsive to any other provision of Sections 2.12(b) or 2.12(c) unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice pursuant to Sections 2.12(b) or 2.12(c). For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of Sections 2.12(b) and 2.12(c) shall not satisfy the requirements of this paragraph (g) of this Section 2.12.

(h)             No Incorporation by Reference. For a notice proposing business or a director nomination at a stockholders’ meeting to comply with the requirements of Sections 2.12(b) and 2.12(c), it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared in response to the requirements of this Section 2.12) all the information required to be included therein as set forth in Sections 2.12(b) and 2.12(c) and each of the requirements of Sections 2.12(b) and 2.12(c) shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of Sections 2.12(b) and 2.12(c). For the avoidance of doubt, a notice shall not be deemed to be in compliance with Section 2.12 if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the U.S. Securities and Exchange Commission. For the further avoidance of doubt, the body of the notice does not include any documents not prepared in response to the requirements of this Section 2.12.

(i)              Accuracy of Information. A stockholder submitting a notice of proposed business or director nomination, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the deadline for submitting such notice, is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements.

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(j)              Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a beneficial owner or stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 2.12 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the later of the close of business on the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting and not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(k)             Effect of Noncompliance. Notwithstanding anything in these By-laws to the contrary, (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.12, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 2.12 does not provide the information required under this Section 2.12 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. For purposes of these By-laws, “qualified representative” means (i) if the stockholder is a corporation, any duly authorized officer of such corporation, (ii) if the stockholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the stockholder is a trust, the trustee of such trust, or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.

Article III. — Directors.

3.1.            Number of Directors.

(a)             Except as otherwise provided by law, the Corporation’s Certificate of Incorporation, or these By-laws, the property and business of the Corporation shall be managed by or under the direction of the Board of Directors. Directors need not be stockholders, residents of Delaware, or citizens of the United States. The use of the phrase “whole board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b)             The number of directors constituting the whole Board of Directors shall be as determined by the Board of Directors from time to time by resolution adopted by the affirmative vote of at least a majority of the directors then in office.

(c)             The Board of Directors shall be divided into three classes of directors as set forth in the Corporation’s Certificate of Incorporation.

(d)             Directors shall hold office until the annual meeting of stockholders in which their term is scheduled to expire as set forth above in this Section 3.1 and until their respective successors are duly elected or qualified or until their earlier death, incapacity, resignation or removal. Any director serving as such pursuant to this Section 3.1 may be removed pursuant to Section 3.3.

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(e)             Except as the DGCL, the Corporation’s Certificate of Incorporation or the Nomination Agreement may otherwise require, any new directorships or vacancies in the Board of Directors, including new directorships resulting from any increase in the number of directors to serve on the whole board and/or any unfilled vacancies by reason of death, resignation, disqualification, removal for cause, failure to elect or otherwise with respect to any director, may be filled by only the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

(f)              No decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director.

3.2.            Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairperson of the Board, the President, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.3.            Removal. Except as may otherwise be provided by the DGCL or the Corporation’s Certificate of Incorporation, any director or the entire Board of Directors may be removed only for cause and only by the vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors or class of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

3.4.            Place of Meetings and Books. The Board of Directors may hold their meetings and keep the books of the Corporation outside the State of Delaware, at such places as they may from time to time determine.

3.5.            General Powers. In addition to the powers and authority expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation’s Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

3.6.            Committees. The Board of Directors may designate one or more committees, by resolution or resolutions passed by at least a majority vote of the Board of Directors; such committee or committees shall consist of one or more directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by law and shall have power to authorize the seal of the Corporation to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.7.            Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Corporation’s Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-laws of the Corporation. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, unless the resolution or resolutions designating such committee expressly so provides.

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3.8.            Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Director’s to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.

3.9.            Emergency Management Committee. In the event that a quorum of the Board cannot readily be convened as a result of emergency conditions following a catastrophe or disaster, including, but not limited to, an epidemic or pandemic, a declaration of a national emergency by the United States government, or other similar emergency condition, then all the powers and duties vested in the Board shall vest automatically in an Emergency Management Committee which shall consist of all readily available members of the Board and which committee shall have and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation. A meeting of the Emergency Management Committee may be called by any Director or any executive officer of the Corporation. Notice of any meeting of the Emergency Management Committee may be given to only such Directors as may be feasible to reach at the time and by such means as may be feasible at the time. Two (2) members shall constitute a quorum; provided, however, that the officers of the Corporation or other persons present who have been designated on a list approved by the Board before the emergency, all in order of priority and subject to such conditions and for such period of time as may be provided in the resolutions approving such list, shall, to the extent required to provide a quorum, be deemed to be Directors for such meeting. Other provisions of these By-laws notwithstanding, the Emergency Management Committee shall call a meeting of the Board as soon as circumstances permit, for the purpose of filling vacancies on the Board and its committees and to take such other action as may be appropriate. The powers of the Emergency Management Committee shall terminate upon the convening of the meeting of the Board above prescribed at which a majority of the members thereof shall be present. No Director, officer, or employee of the Corporation acting in accordance with this Section 3.9 shall be liable for any act or failure to act, except for willful misconduct.

3.10.         Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated amount per annum as director and/or other forms of compensation as the Board of Directors may approve. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.11.         Regular Meetings. No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed.

3.12.         Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, if any, or the Chief Executive Officer, on two (2) days’ notice, which may be written, oral or by electronic transmission, to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two (2) or more directors.

3.13.         Quorum. At all meetings of the Board of Directors, a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, by the Corporation’s Certificate of Incorporation, or by these By-laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.

3.14.          Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

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3.15.         Action by Consent. Unless otherwise restricted by the Corporation’s Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed or submitted by electronic transmission by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

3.16.         Chairperson of the Board. The Board of Directors may elect or remove, by the affirmative vote of at least a majority of the directors then in office, a Chairperson. Any Chairperson must be a director of the Corporation. The Chairperson shall preside at all meetings of the Board of Directors and at all meetings of the stockholders and, subject to the provisions of these By-laws and the direction of the Board of Directors, the Chairperson shall have such powers and perform such duties that are commonly incident to the position of chairperson of the board or as may be prescribed from time to time by the Board of Directors or provided in these By-laws.

Article IV. — Officers.

4.1.           Selection; Statutory Officers. The officers of the Corporation shall be chosen by the Board of Directors. There shall be a President, a Secretary, and a Treasurer, and there may be a Chairperson of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person.

4.2.            Time of Election. The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. Other than the Chairperson, none of said officers need be a director.

4.3.            Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4.4.            Terms of Office. Each officer of the Corporation shall hold office until such officer’s successor is chosen and qualified, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the Board of Directors.

4.5.            Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

4.6.            Chief Executive Officer. The Chief Executive Officer, if any, in the absence or disability of the Chairperson of the Board, shall preside at all meetings of the stockholders, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence of the Chief Executive Officer, the President, the Chairperson, or another officer of the Corporation, as designated by the Board of Directors, shall have the powers of the Chief Executive Officer.

4.7.            President and Vice-Presidents. The President shall act in an executive capacity as shall be directed from time to time by the Board of Directors or the Chief Executive Officer, and shall have such powers and perform such other duties as the Board of Directors or the Chief Executive Officer may determine from time to time (which may include, without limitation, assisting the Chief Executive Officer in the operation and administration of the Corporation’s business and the supervision of its policies and affairs), with such limitations on such powers or performance of duties as either of the foregoing shall prescribe. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such powers as the Board of Directors may, from time to time, determine or as these By-laws may prescribe.

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4.8.            Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation that may come into his or her hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and such officer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may sign all receipts and vouchers for the payments made to the Corporation. The Treasurer shall render an account of such officer’s transactions to the Board of Directors as often as the Board of Directors or the committee shall require the same. The Treasurer shall enter regularly in the books to be kept by such officer for that purpose full and adequate account of all moneys received and paid by him or her on account of the Corporation. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. The Treasurer shall when requested, pursuant to vote of the Board of Directors, give a bond to the Corporation conditioned for the faithful performance of such officer’s duties, the expense of which bond shall be borne by the Corporation.

4.9.            Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; such officer shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors, such officer shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of capital stock of the Corporation. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. The Secretary shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

4.10.         Assistant Secretary. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon such officer’s appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the President or a Vice-President or the Treasurer or the Secretary may designate.

4.11.         Assistant Treasurer. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Treasurers of the Corporation. Any Assistant Treasurer upon such officer’s appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board of Directors or the President or a Vice-President or the Treasurer or the Secretary may designate.

4.12.         Subordinate Officers. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

4.13.         Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

4.14.         Removal. The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

Article V. — Stock.

5.1.            Stock. The shares of the Corporation’s capital stock may be certificated or uncertificated and shall be entered in the books of the Corporation and registered as they are issued. Any certificate representing shares of stock issued to a stockholder of the Corporation (i) shall be numbered, (ii) shall certify the holder’s name, the number of shares and the class or series of stock, (iii) shall otherwise be in such form as the Board of Directors shall prescribe, (iv) shall be signed by both of (a) either the President or a Vice-President, and (b) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and (v) shall be sealed with the corporate seal of the Corporation, if any. If such certificate is countersigned (l) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signature of the officers of the Corporation and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

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5.2.            Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share.

5.3.            Transfers of Stock.

Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives.

If the shares of stock of the Corporation to be transferred are certificated shares, then, subject to the provisions of Section 5.7 below, the holder of the certificate or certificates representing such shares shall surrender to the Corporation or the transfer agent of the Corporation such certificate or certificates duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and, subject to any transfer restrictions then in force, the Corporation or the transfer agent of the Corporation shall cancel such certificate or certificates upon receipt thereof or upon compliance by such holder with the provisions of Section 5.7 below and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing the number of shares transferred or appropriate documentation evidencing the applicable stockholder transferee’s record ownership of a number of uncertificated shares equal to the number of shares transferred, and, if applicable, (ii) deliver to the applicable stockholder transferor a new certificate or certificates representing the number of shares not transferred that were previously represented by the certificate or certificates so surrendered or appropriate documentation evidencing the applicable stockholder transferor’s record ownership of a number of uncertificated shares equal to such number of shares not transferred. Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Corporation.

If the shares of stock of the Corporation to be transferred are uncertificated shares, then the registered owner of such shares shall deliver to the Corporation or the transfer agent of the Corporation proper transfer instructions, with such proof of authenticity of signature as the Corporation or its transfer agent or registrar may reasonably require, and, subject to any transfer restrictions then in force that are applicable to such shares, the Corporation or the transfer agent of the Corporation shall cancel such shares upon receipt of such transfer instructions and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing such shares or appropriate documentation evidencing the applicable stockholder transferee’s record ownership of such shares in uncertificated form, and, if applicable and required, (ii) deliver to the applicable stockholder transferor appropriate documentation evidencing that the applicable stockholder transferor is no longer the record owner of such shares so transferred. Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Corporation.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

5.4.            Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, that shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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5.5.            Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

5.6.            Dividends.

(a)              Power to Declare. Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation’s Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Corporation’s Certificate of Incorporation and the laws of Delaware.

(b)              Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

5.7.            Lost, Stolen, or Destroyed Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the officers of the Corporation may from time to time prescribe. Upon compliance with the foregoing provisions of this Section 5.7, the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares, in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

Article VI. — Miscellaneous Management Provisions.

6.1.            Checks, Drafts, and Notes. All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer or officers, or such agent or agents, as the officers of the Corporation may designate.

6.2.            Notices.

(a) Notices to directors may, and notices to stockholders shall, be in writing or by electronic transmission, and delivered personally, electronically transmitted or mailed to the directors or stockholders at their postage or electronic mail addresses appearing on the books of the Corporation. Notice by mail and electronic transmission shall be deemed to be given at the time when the same shall be mailed or transmitted. Notice to directors may also be given by telegram, facsimile or orally, by telephone or in person.

(b) Whenever any notice is required to be given under the provisions of any applicable statute or of the Corporation’s Certificate of Incorporation or of these By-laws, an electronic transmission or written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.3.            Conflict of Interest. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorized the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

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6.4.            Voting of Securities owned by the Corporation. Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted in person at any meeting of security holders of such other corporation by the President of the Corporation if he or she is present at such meeting, or in his or her absence by the Treasurer of the Corporation if he or she is present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

Article VII. — Indemnification and Advancement.

7.1             To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each natural person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including, without limitation, attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 7.1 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 7.1 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.1, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

7.2             The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article VII shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, the bylaws of the Corporation, an agreement, vote of stockholders or disinterested directors, or otherwise.

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7.3             Any repeal, amendment, modification or elimination of this Article VII by the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of the Certificate of Incorporation inconsistent with this Article VII, shall, unless otherwise required by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification or advancement rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal, amendment, modification, elimination or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal, amendment, modification, elimination or adoption of such inconsistent provision.

7.4             This Article VII shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by applicable law, to indemnify and to advance expenses to persons other than indemnitees.

Article VIII. — Amendments

Subject always to any limitations imposed by the Corporation’s Certificate of Incorporation, these By-laws and any amendment thereof may be altered, amended or repealed, or new By-laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board of Directors, provided in the case of any special meeting at which all of the members of the Board of Directors are not present, that the notice of such meeting shall have stated that the amendment of these By-laws was one of the purposes of the meeting; but these By-laws and any amendment thereof, including the By-laws adopted by the Board of Directors, may be altered, amended or repealed and other By-laws may be adopted by the affirmative vote of holders of at least fifty percent (50%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors or class of directors, voting together as a single class, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

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EXHIBIT D

Form of Certificate of Incorporation of the Surviving Corporation

[Attached.]

EXHIBIT D

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

[GCT SEMICONDUCTOR, INC.]

ARTICLE I

NAME

The name of the corporation is [GCT Semiconductor, Inc.] (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and that incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is [251 Little Falls Drive, Wilmington, County of New Castle, State of Delaware 19808], and the name of the Corporation’s registered agent at such address is [Corporation Service Company].

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 1,000 shares, all of which shall be shares of common stock, par value $0.01 per share (the “Common Stock”).

ARTICLE V

DIRECTORS

(1)            Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

(2)            To the fullest extent permitted by the DGCL as currently in effect, and as it may hereafter be amended, no director of the Corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VI

BY-LAWS

In furtherance and not in limitation of the powers conferred upon it by law, the directors of the Corporation shall have the power to adopt, amend, alter or repeal the By-laws.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

(1)            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(2)            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(3)            To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

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(4)            Any indemnification under Sections (1) and (2) of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

(5)            Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(6)            The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(7)            The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the DGCL.

(8)            For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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(9)            For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

(10)          The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

AMENDMENT OF

CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation, the DGCL and all rights conferred on stockholders, directors and officers on this Certificate of Incorporation are subject to this reserved power.

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